                                                                      EXHIBIT 24

MALLESONS STEPHEN JAQUES

              Share Sale Agreement

              Dated

              Gas Tank Nederland B.V. ("SELLER")
              InterOil Corporation ("GUARANTOR")
              S.P.I. Distribution Limited ("BUYER")
               BP Papua New Guinea Limited ("COMPANY")

              MALLESONS STEPHEN JAQUES
              Level 28
              Rialto
              525 Collins Street
              Melbourne Vic 3000
              Australia
              T +61 3 9643 4000
              F +61 3 9643 5999
              DX 101 Melbourne
              www.mallesons.com

SHARE SALE AGREEMENT
Contents

DETAILS                                                                                         1

GENERAL TERMS                                                                                   2

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1        SALE AND PURCHASE OF SHARES                                                            2

1.1      Sale and purchase                                                                      2
1.2      Free from Encumbrance                                                                  2

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2        CONSIDERATION                                                                          2

2.1      Consideration                                                                          2
2.2      Adjustments                                                                            2
2.3      Other payments                                                                         2

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3        CONDITIONS PRECEDENT [TO BE FINALISED FOLLOWING FINALISATION OF FOREIGN LAW OPINIONS]  3

3.1      Conditions Precedent                                                                   3
3.2      Reasonable endeavours                                                                  3
3.3      Termination by either party                                                            4
3.4      Waiver of certain conditions precedent                                                 4
3.5      Progress                                                                               4
3.6      Effect of termination                                                                  4

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4        TRANSFER DATE                                                                          4

4.1      Time and place of Completion                                                           4
4.2      Items to be delivered on the Transfer Date by Seller                                   5
4.3      Items to be delivered on the Transfer Date by Buyer                                    5
4.4      Payment on the Transfer Date                                                           6

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5        PAYMENT OF CONSIDERATION AND OTHER AMOUNTS                                             6

5.1      Payment on Transfer Date                                                               6
5.2      Payment of Second Instalment of Consideration                                          6
5.3      Early payment events                                                                   6
5.4      Adjustment Statement                                                                   7
5.5      Contents of Adjustment Statement                                                       7
5.6      Preparation of Adjustment Statement                                                    7
5.7      Payment of Adjustment Amount                                                           8
5.8      Payment of 2003 Profits dividend                                                       8
5.9      Representation and warranty in relation to 2003 dividend                               8
5.10     Payment of 2004 profits dividend                                                       8
5.11     Alternative payment mechanism                                                          8
5.12     Netting of alternative payment and 2003 Profits dividend                               9
5.13     Method of payment                                                                      9
5.14     Conversion of certain payments                                                         9
5.15     Promissory Note                                                                       10

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6        CONDUCT OF BUSINESS PENDING TRANSFER DATE                                             10

6.1      Restrictions on Seller                                                                10
6.2      Repayments and releases (pre-Transfer Date)                                           11
6.3      Repayments and releases (post-Transfer Date)                                          11

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9 March 2004

                                       i

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
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7        CONDUCT OF BUSINESS AFTER TRANSFER DATE                                               11

7.1      Prohibition on use of Seller's name                                                   11
7.2      Signage                                                                               11
7.3      Exclusion of directors and officers from liability                                    12
7.4      Disposals by Buyer                                                                    12
7.5      Disposals by Company                                                                  12
7.6      Acknowledgment by Buyer                                                               13
7.7      Acknowledgment by Company                                                             13
7.8      Damages not an adequate remedy                                                        13

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8        WARRANTIES                                                                            13

8.1      Warranties true and correct and not misleading                                        13
8.2      Matters Disclosed                                                                     13
8.3      Buyer's acknowledgement                                                               14
8.4      Reduction in Consideration                                                            14
8.5      Claims procedure                                                                      14
8.6      Time limit for Seller Warranty claims                                                 15
8.7      Time limit for Tax Warranty claims                                                    15
8.8      Indemnity                                                                             15
8.9      Threshold for Seller Warranty claims                                                  15
8.10     Insured claim or loss                                                                 16
8.11     Act or omission after the Transfer Date                                               16
8.12     Later recoveries                                                                      16
8.13     Set-off                                                                               16
8.14     Further disclosure against certain Seller Warranties                                  16
8.15     Rescission                                                                            17
8.16     Seller Warranty regarding Disclosed Tax Dispute                                       17
8.17     Material Contracts                                          ERROR! BOOKMARK NOT DEFINED.

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9        ENVIRONMENTAL RISK                                                                    17

9.1      Purpose of this clause                                                                17
9.2      Environmental Site Assessment                                                         17
9.3      Force Majeure Event                                                                   18
9.4      Obligation of Seller to remediate Sites to Agreed Standards
         (Identified Historic Contamination)                                                   18
9.5      Decision not to remediate (Identified Historic Contamination)                         18
9.6      Remediation Report (Identified Historic Contamination)                                19
9.7      Completion of remediation works (Identified Historic Contamination)                   19
9.8      Relevant Events (Remediation Works)                                                   20
9.9      Seller's indemnity (Identified Historic Contamination)                                21
9.10     Seller's indemnity (Unknown Historic Contamination)                                   21
9.11     Relevant Events (indemnities)                                                         21
9.12     Seller's obligation to remediate Sites to Agreed Standards
         (Unknown Historic Contamination)                                                      21
9.13     Buyer's indemnity                                                                     22
9.14     Failure to pay by Buyer                                                               22
9.15     Insolvency of Buyer or Company                                                        23
9.16     Accounting for subsequent recoveries                                                  23
9.17     Claims procedure                                                                      23
9.18     Set-off                                                                               24
9.19     Disputes                                                                              24

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
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10       LIMIT OF LIABILITY                                                                    24

10.1     General                                                                               24
10.2     Exclusions                                                                            24

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11       SUPERANNUATION                                                                        25


12       COSTS AND STAMP DUTY                                                                  25

12.1     Legal costs                                                                           25
12.2     Stamp duty                                                                            25

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13       NOTICES                                                                               25

13.1     Form                                                                                  25
13.2     Delivery                                                                              25
13.3     When effective                                                                        26
13.4     Receipt - postal                                                                      26
13.5     Receipt - fax                                                                         26
13.6     Receipt - general                                                                     26

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14       CONFIDENTIAL INFORMATION                                                              26

14.1     Disclosure of Confidential Information                                                26
14.2     Disclosure by Buyer of Confidential Information                                       26
14.3     Use of Confidential Information                                                       27
14.4     Delivery of materials                                                                 27
14.5     Use and disclosure of Business Information by Buyer after the
         Transfer Date                                                                         27
14.6     Privacy                                                                               27
14.7     Application of clause 14.6                                                            28
14.8     Use of Personal Information by Seller after the Transfer Date                         28
14.9     Survival of termination                                                               28

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15       ASSIGNMENT                                                                            28


16       MISCELLANEOUS                                                                         28

16.1     Discretion in exercising rights                                                       28
16.2     Partial exercising of rights                                                          28
16.3     No liability for Loss                                                                 28
16.4     Approvals and consents                                                                28
16.5     Conflict of interest                                                                  29
16.6     Remedies cumulative                                                                   29
16.7     Rights and obligations are unaffected                                                 29
16.8     Variation and waiver                                                                  29
16.9     No merger                                                                             29
16.10    Indemnities                                                                           29
16.11    Further steps                                                                         29
16.12    Time of the essence                                                                   29
16.13    Entire agreement                                                                      30
16.14    Construction                                                                          30
16.15    Knowledge and belief                                                                  30
16.16    Publicity                                                                             30
16.17    Interest on overdue amounts                                                           30

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17       GUARANTEE                                                                             30

17.1     Acknowledgment                                                                        30

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9 March 2004

17.2     Guarantee                                                                             31
17.3     Indemnity                                                                             31
17.4     Interest on Overdue Amounts                                                           31
17.5     Obligations Absolute and Unconditional                                                31
17.6     Continuing Obligations and Non-Avoidance                                              32
17.7     Principal Obligation                                                                  32
17.8     Suspension of Guarantor's Rights                                                      32
17.9     Gross-up                                                                              33
17.10    Separation of Guarantee                                                               33

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18       GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS                                    33
18.1     Governing law                                                                         33
18.2     Serving documents                                                                     34
18.3     Appointment of Seller Process Agent                                                   34
18.4     Appointment of IO Process Agent                                                       34

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19       RESTRAINT                                                                             34

19.1     Restraint                                                                             34
19.2     Deletion of restrictions                                                              34
19.3     Severance                                                                             35
19.4     Shares in a public company                                                            35
19.5     Acknowledgment                                                                        35
19.6     Expiry of Restraint                                                                   35

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20       COUNTERPARTS                                                                          35


21       SUPERVENING LEGISLATION                                                               35


22       INTERPRETATION                                                                        36

22.1     Definitions                                                                           36
22.2     References to certain general terms                                                   46
22.3     Headings                                                                              47
22.4     Inconsistent agreements                                                               47

SCHEDULE 1- WARRANTIES                                                                         48

Part A   48

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SELLER WARRANTIES                                                                              48

Part B - 60

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BUYER WARRANTIES                                                                               60

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1        INCORPORATION                                                                         60


2        POWER AND AUTHORITY                                                                   60

2.1      Authority                                                                             60
2.2      Power                                                                                 60
2.3      Binding obligations                                                                   60
2.4      No impediment                                                                         60

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3        SOLVENCY AND ENCUMBRANCES                                                             60

3.1      Not Insolvent                                                                         60
3.2      Solvency                                                                              60

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

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4        LITIGATION                                                                            60

5        CONSENTS                                                                              61

6        IMPROPER TRANSACTIONS                                                                 61

Part C   62

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GUARANTOR WARRANTIES                                                                           62

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1        INCORPORATION                                                                         62

2        POWER AND AUTHORITY                                                                   62

2.1      Authority                                                                             62
2.2      Power                                                                                 62
2.3      Binding obligations                                                                   62
2.4      No impediment                                                                         62

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3        SOLVENCY AND ENCUMBRANCES                                                             62

3.1      Not Insolvent                                                                         62
3.2      Solvency                                                                              62

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4        LITIGATION                                                                            62

5        CONSENTS                                                                              63

SCHEDULE 2- SHARES                                                                             64

SCHEDULE 3 - LAST ACCOUNTS                                                                     65

SCHEDULE 4 - FORM OF DIRECTORS RELEASE (COMPANY)                                               66

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1        RELEASE OF OFFICER                                                                    67

2        ACKNOWLEDGEMENT                                                                       67

3        SEVERABILITY                                                                          67

4        ENTIRE AGREEMENT                                                                      67

5        GENERAL                                                                               68

5.1      Partial exercising of rights                                                          68
5.2      Remedies cumulative                                                                   68
5.3      Rights and obligations are unaffected                                                 68
5.4      Variation and waiver                                                                  68
5.5      Costs                                                                                 68
5.6      Supervening legislation                                                               68
5.7      Counterparts                                                                          68

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6        GOVERNING LAW                                                                         68

6.1      Governing law                                                                         68
6.2      Jurisdiction                                                                          68
6.3      Serving documents                                                                     69

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
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7        INTERPRETATION                                                                        69

7.1      Definitions                                                                           69

SCHEDULE 5 - ADJUSTMENT STATEMENT                                                              70

SCHEDULE 6 - BANK ACCOUNTS AND SIGNATORIES                                                     73

SCHEDULE 7 - GENERAL DISCLOSURES                                                               74

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1. GENERAL DISCLOSURES 74

2. SPECIFIC DISCLOSURES 74

5.6      Share option schemes                                                                  75
7.3      Guarantees and other obligations                                                      75
10       Premises                                                                              75
11       Material Contracts                                                                    75
12.1     Current Actions                                                                       76
17.2     Tax dispute                                                                           76
17.4     Deductions                                                                            76
17.12    Tax audit                                                                             77

SCHEDULE 8 - DIVIDEND RESOLUTIONS - CLAUSES 5.8 AND 5.10                                       78

SCHEDULE 9 - SERVICES AGREEMENT (CLAUSE 3.1(A))                                                79

SCHEDULE 10 - SHARE SECURITY (CLAUSE 3.1(B))                                                   80

SCHEDULE 11 - NOTICES (CLAUSE 13.2)                                                            81

SCHEDULE 12 - PROMISSORY NOTE                                                                  83

SCHEDULE 13 - ENFORCEABILITY OPINION (CLAUSE 4.3(E)                                            84

SCHEDULE 14 - DISPUTE RESOLUTION (CLAUSE 9.19)                                                 85

SCHEDULE 15 - PREMISES - DEFINITION OF "PREMISES"                                              88

SCHEDULE 17 - SITES - DEFINITION OF "SITES"                                                    95

SCHEDULE 18 - LETTER OF COMFORT - FORM OF LETTER OF COMFORT                                    99

SCHEDULE 19 - DATA ROOM INDEX                                                                 100

SIGNING PAGE                                                                                  102

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9 March 2004

SHARE SALE AGREEMENT

Details                                                                  [     ]

INTERPRETATION - definitions are at the end of the General terms

--------------------------------------------------------------------------------

PARTIES                SELLER, BUYER, GUARANTOR, COMPANY

--------------------------------------------------------------------------------

SELLER                 Name                   Gas Tank Nederland B.V.

                       Incorporated in        The Netherlands

--------------------------------------------------------------------------------

BUYER                  Name                   S.P.I. Distribution Limited

                       Incorporated in        The Bahamas

--------------------------------------------------------------------------------

GUARANTOR              Name                   InterOil Corporation
--------------------------------------------------------------------------------

                       Incorporated in        New Brunswick, Canada

--------------------------------------------------------------------------------

COMPANY                Name                   BP Papua New Guinea Limited

                       Incorporated in        Papua New Guinea

--------------------------------------------------------------------------------

RECITALS               A        The Seller is the registered holder and
                                beneficial owner of all the issued shares in the capital of the Company (the "SHARES") as set out in schedule 2.

                       B The Seller has agreed to sell, and the Buyer has agreed to buy, the Shares on the terms of this agreement.

--------------------------------------------------------------------------------

GOVERNING LAW          Queensland, Australia

--------------------------------------------------------------------------------

DATE OF AGREEMENT      See signing page

(C)Mallesons Stephen Jaques

Share Sale Agreement
9 March 2004

SHARE SALE AGREEMENT

General terms

1     SALE AND PURCHASE OF SHARES

1.1   SALE AND PURCHASE

      The Seller agrees to sell the Shares to the Buyer, and the Buyer agrees to buy the Shares from the Seller, on the terms and conditions of this agreement.

1.2   FREE FROM ENCUMBRANCE

      The Shares must be transferred free from any Encumbrance (other than the Share Securities) and with all rights, including dividend rights, attached or accruing to them on and from the Transfer Date, other than the dividends referred to in clauses 5.8 ("Payment of 2003 Profits dividend") and 5.10 ("Payment of 2004 profits dividend").

2     CONSIDERATION

2.1   CONSIDERATION

      The total consideration payable is as follows:

      (a)   the base purchase price, comprising:

            (i) the First Instalment, equal to $[deleted for confidentiality], payable on the Transfer Date; and

            (ii) the Second Instalment, equal to $[deleted for confidentiality] payable on the Date for Final Payment; and

      (b) the Working Capital Adjustment, calculated in accordance with clauses 5.4, 5.5, 5.6 and 5.7, payable on the Date for Final Payment,

      (together, the "CONSIDERATION").

2.2   ADJUSTMENTS

      No adjustments to the Consideration shall apply except in accordance with clauses 5.4, 5.5, 5.6 and 5.7 and clause 8.4 ("Reduction in
      Consideration").

2.3   OTHER PAYMENTS

      To avoid doubt, any payments made or required to be made under clause 5.1 ("Payment on Transfer Date"), clause 5.7 ("Payment of Adjustment Amount"), clause 5.8 ("Payment of 2003 profits dividend"), clause 5.10 ("Payment of 2004 profits dividend") and clause 5.11 ("Alternative payment mechanism"), do not affect the Buyer's obligation to pay the Consideration.

(C)Mallesons Stephen Jaques

Share Sale Agreement
9 March 2004

3     CONDITIONS PRECEDENT

3.1   CONDITIONS PRECEDENT

      Completion is conditional on:

      (A) (SERVICES AGREEMENT) delivery to the Seller or its solicitors an original or certified copy of the Services Agreement, in the form of schedule 9 executed by each party thereto;

      (B) (SHARE SECURITY) delivery to the Seller or their solicitors the Share Security in a form registrable in the Bahamas and substantially in the form of schedule 10, executed by the Buyer;

      (C)   (PNG APPROVALS (BUYER))

            (i) the Buyer receiving written confirmation from the Investment Promotion Authority in Papua New Guinea that it will not refuse to re-certify the Company as a foreign enterprise as a consequence of a change in ownership of the Company;

            (ii) the Buyer having obtained all approvals required in respect of the Transaction Documents under the Central Banking Act (Foreign Exchange Regulations) (PNG);

      (D) (PNG APPROVALS (SHARE SECURITY)) all approvals required in respect of the Share Security under the Central Banking Act (Foreign Exchange Regulations) (PNG) having been obtained;

      (e) (ICCC APPROVALS):the Buyer having received a written clearance from the ICCC in respect of the acquisition under this agreement, under section 81 of the ICCC Act;

      (f) (MATERIAL CONTRACTS): the Buyer not giving notice to the Seller in writing within 30 days of the date of this agreement that the Material Contracts contain provisions which are likely to have a material adverse effect on the Business; and

      (g) (ENFORCEABILITY OPINIONS) delivery to the Seller or its solicitors enforceability opinions (satisfactory to the Seller and substantially in the form set out in Schedule 13) as to the obligations of the Buyer and the Guarantor under this agreement and other Transaction Documents from the Buyer's legal counsel in the jurisdiction of incorporation of each of the Buyer and the Guarantor.

3.2   REASONABLE ENDEAVOURS

      Each party must use its reasonable endeavours to obtain the fulfilment of the Conditions Precedent, including procuring performance by a third party. The parties must keep each other informed of any circumstances which may result in any Condition Precedent not being satisfied in accordance with its terms.

(C)Mallesons Stephen Jaques

Share Sale Agreement
9 March 2004

3.3   TERMINATION BY EITHER PARTY

      If any of the Conditions Precedent are not fulfilled by the Sunset Date or any later date agreed by the Seller and the Buyer then, if the party who wishes to terminate this agreement has complied with clause 3.2 , this agreement may be terminated on or within 14 days of the Sunset Date by notice given by the Buyer or the Seller to the other of them.

3.4   WAIVER OF CERTAIN CONDITIONS PRECEDENT

      The Conditions Precedent:

      (a) in clause 3.1 (b), (d) and (g) are inserted for the benefit of the Seller and may be waived by the Seller in its absolute discretion by notice in writing to the Buyer;

      (b) in clause 3.1 (a) are inserted for the benefit of both parties and may only be waived with the agreement of both the Buyer and the Seller by notice in writing to each other;

      (c) in clause 3.1 (c) and clause 3.1(e) may not be waived by either party.

3.5   PROGRESS

      The Buyer must keep the Seller informed of progress in satisfying the Conditions Precedent in clause 3.1(c), 3.1(e), 3.1(f) and 3.1(g). Both parties must keep each other informed in satisfying the Conditions Precedent in clauses 3.1(a), 3.1(b) and 3.1(d).

3.6   EFFECT OF TERMINATION

      If this agreement is terminated under clause 3.3 then, in addition to any other rights, powers or remedies provided by law:

      (a) each party is released from its obligations to further perform the agreement other than in relation to clauses 12.1 ("Legal costs") and 14 ("Confidential information");

      (b) each party retains the rights it has against any other party in respect of any breach or Claim that has arisen before termination; and

      (c) the Buyer must return to the Seller all documents and other materials in any medium in its possession, power or control which contain information relating to the Company.

4     TRANSFER DATE

4.1   TIME AND PLACE OF COMPLETION

      Completion will take place at 10.00am on the Transfer Date at the offices of solicitors for the Buyer in Port Moresby, Papua New Guinea, or any other time and place agreed between the Seller and the Buyer.

(C)Mallesons Stephen Jaques

Share Sale Agreement
9 March 2004

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4.2   ITEMS TO BE DELIVERED ON THE TRANSFER DATE BY SELLER

      At Completion, the Seller will give to the Buyer:

      (a) (TRANSFERS AND SHARE CERTIFICATES) executed transfers in favour of the Buyer (or as it may direct) of all the Shares, the share certificates for the Shares and any consents which the Buyer reasonably requires to obtain registration of those transfers;

      (b) (RECORDS AND COMMON SEAL) the Records and the common seals (if any) of the Company;

      (c) (BANK AUTHORITY) duly completed bank authorities directed to the bankers of the Company authorising the operation of each of its bank accounts by nominees of the Buyer and terminating the authority of each of the present signatories;

      (d) (RESIGNATIONS) written resignations of all of the current directors and the current secretary of the Company along with:

            (i)   completed corporate forms required for such resignations; and

            (ii) an acknowledgment that they have no Claim for compensation for loss of office or otherwise against the Company;

      (e) (DIRECTORS RESOLUTION OF COMPANY) a certified copy of a resolution of directors of the Company resolving that:

            (i) subject to the payment of stamp duty, the transfer of the Shares will be registered; and

            (ii) in accordance with the constitution of the Company each of the relevant Incoming Directors be appointed to the board of directors of the Company, and the resignation of the Retiring Directors from the board be accepted, all with effect from the Transfer Date, but so that a properly constituted board of directors is in existence at all times;

      (f) (CONDITIONS PRECEDENT) evidence that the Condition Precedent set out in clauses 3.1(d) has been satisfied;

      (g) (RELEASE IN FAVOUR OF FORMER DIRECTORS AND OFFICERS) a release executed by the Company in favour of each of the Officers in the form set out in schedule 4; and

      (h) (COMFORT LETTER) a comfort letter signed on behalf of BP Holdings International B.V in the form of schedule 18.

4.3   ITEMS TO BE DELIVERED ON THE TRANSFER DATE BY BUYER

      At Completion, the Buyer will give to the Seller:

      (a)   (CONSENTS TO ACT) executed consents to act by the Incoming
            Directors;

(C)Mallesons Stephen Jaques

Share Sale Agreement
9 March 2004

      (b)   (SERVICES AGREEMENT) an executed Services Agreement;

      (c)   (CONDITIONS PRECEDENT) evidence that

            (i) the Conditions Precedent in clauses 3.1 (b), (c) and (e) have been satisfied;

            (ii) evidence that the approvals which the Buyer is required to obtain under the Condition Precedent set out in clause 3.1(d) have been obtained;

      (d) (STAMPING AND REGISTRATION) evidence that the Transaction Documents have been fully stamped and, if registrable, are in registrable form; and

      (e) (ENFORCEABILITY OPINION) an enforceability opinion (satisfactory to the Seller and substantially in the form set out in Schedule 13) as to the obligations of the Buyer and the Guarantor under this agreement and other Transaction Documents from the Buyer's legal counsel in the jurisdictions of incorporation of each of the Buyer and the Guarantor.

4.4   PAYMENT ON THE TRANSFER DATE

      On the Transfer Date, the Buyer must make the payments to the Seller in accordance with clause 5.1 if the Seller complies with clause 4.2.

5     PAYMENT OF CONSIDERATION AND OTHER AMOUNTS

5.1   PAYMENT ON TRANSFER DATE

      On the Transfer Date, the Buyer will pay to the Seller, or as the Seller directs in writing, the First Instalment.

5.2   PAYMENT OF SECOND INSTALMENT OF CONSIDERATION

      On the Date for Final Payment, the Buyer will pay to the Seller, or as the Seller directs in writing, the Second Instalment.

5.3   EARLY PAYMENT EVENTS

      In the event that any of the following occurs:

      (a)   the Buyer or the Guarantor is, or becomes Insolvent;

      (b) the Buyer is in breach of clause 7.4 or the Company is in breach of clause 7.5; or

      (c) the Buyer fails to deliver to the Seller the Promissory Note by the time specified in clause 5.7(d).

      then the Seller may by notice to the Buyer declare the Second Instalment, the Working Capital Adjustment and any other amounts outstanding to the Seller under this agreement immediately due and payable.

(C)Mallesons Stephen Jaques

Share Sale Agreement
9 March 2004

5.4   ADJUSTMENT STATEMENT

      Within 30 days of the Transfer Date, the Buyer and the Seller must procure that:

      (a)   an Adjustment Statement be prepared by the Company; and

      (b) the Adjustment Statement be reviewed by the Auditor, who will provide an opinion that the Adjustment Statement has been prepared in accordance with clauses 5.5 ("Contents of Adjustment Statement") and 5.6 ("Preparation of Adjustment Statement").

      The Auditor's opinion will be final and binding on the parties, in the absence of manifest error.

5.5   CONTENTS OF ADJUSTMENT STATEMENT

      The Adjustment Statement will show:

      (a) the value of the Working Capital of the Company as at 11.59 pm on the day before the Effective Date ("WORKING CAPITAL ADJUSTMENT"); and

      (b) the amount equal to the profit for the period from 1 January 2004 to 29 February 2004 (as determined by reference to the Last Management Accounts) less the Anticipated 2004 Profits Payment ("2004 PROFITS ADJUSTMENT").

5.6   PREPARATION OF ADJUSTMENT STATEMENT

      (a)   The Adjustment Statement, will be prepared:

            (i) in the case of Inventories comprising Working Capital, to show the value of Inventories in accordance with the accounting policy described in part 2 of schedule 5; and

            (ii) in the case of each item comprising Working Capital (other than Inventories), to show the value of that item in accordance with accounting policies consistent with those used in the Last Accounts.; and

            (iii) in the case of the profits for the period from 1 January 2004 to 29 February 2004 (for the purposes of the 2004 Profits Adjustment), to show those profits in accordance with accounting policies consistent with those used in the Last Accounts. To avoid doubt, the value of profits shall be determined on the basis of Inventories valued in accordance with accounting policies consistent with those used in the Last Accounts.

      (b) The Buyer must ensure that the Company provides the Auditor with such reasonable access, assistance and facilities as it requires to review the Adjustment Statement. The parties will bear their own costs of preparing the Adjustment Statement and shall share in equal proportions the costs of the Auditor.

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5.7   PAYMENT OF ADJUSTMENT AMOUNT

      (a) Subject to clause 5.15, the Working Capital Adjustment will be paid by the Buyer to the Seller on the Date for Final Payment.

      (b) If the amount in clause 5.5(b) is negative, the amount of the 2004 Profit Adjustment will be deducted from the Working Capital Adjustment paid by the Buyer to the Seller on the Date for Final Payment.

      (c) If the amount in clause 5.5(b) is positive, the amount of the 2004 Profit Adjustment will be added to the Working Capital Adjustment, paid by the Buyer to the Seller on the Date for Final Payment.

      (d) The Buyer will, within 15 Business Days of the Auditor delivering its opinion under clause 5.4(b), deliver to the Seller a promissory note in the form of schedule 12 containing an obligation on the part of the Guarantor to pay to the Seller an amount equal to the amount of the Working Capital Adjustment, payable by the Buyer to the Seller on the Date for Final Payment (as adjusted for the 2004 Profit Adjustment under clause 5.7(b) or 5.7(c)) ("PROMISSORY NOTE")

5.8   PAYMENT OF 2003 PROFITS DIVIDEND

      The Seller may cause the board of directors of the Company, before the Transfer Date, to declare a final dividend on the terms set out in part 1 of schedule 8. The Buyer must cause the Company to pay that dividend after the date which is nine months after the Effective Date but on or before 3 Business Days before the Date for Final Payment, in accordance with its terms, unless the Date for Final Payment occurs prior to the date which is nine months after the Effective Date, in which case, the dividend shall be paid on the Date for Final Payment.

5.9   REPRESENTATION AND WARRANTY IN RELATION TO 2003 DIVIDEND

      The Buyer represents and warrants to the Seller that the declaration and payment of the dividend referred to in clause 5.8 ("Payment of 2003 profits dividend") will not breach any provision of any document or agreement binding on the Company or its assets. The Buyer makes this representation on the date on which the dividend is paid.

5.10  PAYMENT OF 2004 PROFITS DIVIDEND

      The Seller may cause the board of directors of the Company before the Transfer Date, to declare an interim dividend on the terms set out in part 2 of schedule 8. The Company may pay that interim dividend on or before the Transfer Date.

5.11  ALTERNATIVE PAYMENT MECHANISM

      The Buyer:

      (a) in addition to the Consideration and any other amounts payable by the Buyer under this agreement; and

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      (b)   without set-off or counter-claim and without any deduction in respect of Taxes,

      irrevocably undertakes to pay to the Seller on the Date for Final Payment the US$ equivalent of so much of the:

            (i) the dividend referred to in clause 5.8 ("Payment of 2003 Profits dividend"); and

            (ii)  the Anticipated 2004 Profits,

            as has not been received by the Seller by the third Business Day prior to the Date for Final Payment, less 8.5% of that amount.

5.12  NETTING OF ALTERNATIVE PAYMENT AND 2003 PROFITS DIVIDEND

      (a) If the Seller receives any amount under clause 5.11 ("Alternative payment mechanism") referable to the 2003 Profits dividend under clause 5.8 ("Payment of 2003 Profits dividend"), the Seller shall waive its entitlement to that part of the dividend to which it is entitled in respect of the dividend declared under clause 5.8 ("Payment of 2003 Profits dividend") by the amount of the payment received under clause 5.11 ("Alternative payment mechanism") which is referable to the 2003 Profits dividend.

      (b) If the Seller receives any amount under clause 5.11 ("Alternative payment mechanism") referable to the 2004 profits dividend under clause 5.10 ("Payment of 2004 profits dividend"), the Company shall not be obliged to pay that part of the 2004 profits dividend which is equal to the amount received under clause 5.11 ("Alternative payment mechanism") which is referable to the 2004 profits dividend.

5.13  METHOD OF PAYMENT

      Each payment referred to in this clause 5 must be made by direct debit or such other method agreed by the parties and will be taken to have been made when it is received by the Seller or in an account nominated by the Seller to the Buyer in writing in US$ and in immediately available funds.

5.14  CONVERSION OF CERTAIN PAYMENTS

      (a) The dividend under clause 5.10 ("Payment of 2004 profits dividend") shall be converted from PNG kina to US$ at the Applicable Conversion Rate on the day on which the payment is made.

      (b) The Working Capital Adjustment and the 2004 Profit Adjustment shall be converted from PNG kina to US$ at the Applicable Conversion Rate on the day on which the Auditor provides his opinion under clause 5.4(a).

      (c) The dividend under clause 5.8 ("Payment of 2003 Profits dividend") shall be converted from PNG kina to US$ at the Applicable Conversion Rate on the day on which the payment is made.

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      (d)   Any payment required to be made under clause 5.11("Alternative payment mechanism"), shall be converted from PNG kina to US$ at the Applicable Conversion Rate on the Date for Final Payment.

5.15  PROMISSORY NOTE

      (a) The Seller undertakes to the Buyer and the Guarantor not to present for payment of the Promissory Note, if the Seller receives full and final payment of the Working Capital Adjustment from the Buyer on, or prior to, the Date for Final Payment.

      (b) If the Seller receives full and final payment under the Promissory Note, the Seller waives its rights to receive payment of the Working Capital Adjustment and the 2004 Profit Adjustment under this agreement.

6     CONDUCT OF BUSINESS PENDING TRANSFER DATE

6.1   RESTRICTIONS ON SELLER

      The Seller will ensure that (except as disclosed in writing by the Seller and agreed to in writing by the Buyer) from the date of this agreement until the Transfer Date, the Company:

      (a) (ACCOUNTING PRACTICES) will not make any change in accounting methods, principles or practices used by it except if required by a change in the Accounting Standards;

      (b) (NO FORGIVENESS OF DEBT) will not cancel any indebtedness for money owed to it, or waive any claim or right having a value in excess of $5,000;

      (c)   (CORPORATE ACTIONS) will not:

            (i) increase, reduce or otherwise alter its share capital or grant any options for the issue of shares or other securities;

            (ii)  declare or pay a dividend other than in accordance with clause
                  5.8 ("Payment of 2003 Profits dividend") or clause 5.10 ("Payment of 2004 profits dividend");

            (iii) make a distribution or revaluation of assets; or

            (iv)  buy back its shares;

      (d) (BUSINESS RELATIONSHIPS) will use commercially reasonable efforts to maintain its current business relationships;

      (e) (OPERATION OF BUSINESS) will operate its business in accordance with its usual business practices;

      (f) (ASSET DISPOSAL) will not dispose of any assets other than in the normal course of its business and for full value;

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      (g)   (NO ENCUMBRANCES) will not create any Encumbrance over the Material
            Assets;

      (h) (MATERIAL CONTRACTS) will not amend in a material respect, or terminate, any Material Contract;

      (i) (EMPLOYMENT CONTRACTS) will not enter into any material employment contract, or renew or amend any existing material employment contract in a material respect; and

      (j)   (RECORDS) will maintain and keep current and complete all Records.

6.2   REPAYMENTS AND RELEASES (PRE-TRANSFER DATE)

      The Seller will on or before the Transfer Date procure that the Seller or any Related Entity of the Seller be released from any guarantee, indemnity or similar obligation which they have given in respect of the obligations of the Company, and the Buyer agrees to such releases.

6.3   REPAYMENTS AND RELEASES (POST-TRANSFER DATE)

      The Seller will on or before the date 12 months after the Effective Date, procure the termination of all inter-company agreements, deeds, contracts arrangements or courses of dealing between the Seller or any Related Entity of the Seller on the one hand and the Company, and the Buyer agrees to such terminations.

7     CONDUCT OF BUSINESS AFTER TRANSFER DATE

7.1   PROHIBITION ON USE OF SELLER'S NAME

      (a) The Buyer acknowledges that it and, from the Transfer Date, the Company will have no right in or to, or to use, the name "BP", "B.P.", "British Petroleum", "bp", "beyond petroleum", "Beyond Petroleum" "BP Solar", or "Castrol" or any derivation thereof.

      (b)   The Buyer must:

            (i) from the Transfer Date, not use any trading name, business name, company name, logo, mark or domain name containing or consisting of the Seller's Names in any document; and

            (ii) subject to clause 7.2, as soon as practical, and no later than 30 days after the Transfer Date, ensure that none of the trading names, business names, company names, logos, marks or domain names used in connection with the business of the Company consist of or contain the Seller's Names.

7.2   SIGNAGE

      The Buyer and the Seller must ensure that no sign in connection with the business of the Company displays or contains the Seller's Names within as short a period as is reasonably possible, but no later than 6 months after the Transfer Date. The Seller shall bear the costs of any De-branding and the Buyer shall bear the costs of the application or installation of any new trade marks, service marks, trade names, logos, get-up, colour schemes, designs, symbols and trade dress or any other branding or re-branding.

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7.3   EXCLUSION OF DIRECTORS AND OFFICERS FROM LIABILITY

      From the Transfer Date, the Buyer will ensure that the Company does not take any action or proceeding or make any claim or demand against any of the present or former directors or officers of the Company in respect of any act or omission on the part of such director or officer before the Transfer Date, other than any matter arising from the wilful misconduct or dishonesty of that director or officer. The Buyer acknowledges that this clause 7.3 is for the benefit of those directors and officers, and is held on trust for them by the Seller.

7.4   DISPOSALS BY BUYER

      From the Transfer Date until the Final Payment Date, the Buyer agrees for the benefit of the Seller:

      (a) (NO ENCUMBRANCES) without the Seller's consent, not to create an Encumbrance or allow one to exist on the whole or any part of the Shares other than the Share Securities; and

      (b) (NO DISPOSAL) without the Seller's consent, not to dispose of (or agree to dispose of) any of the Shares.

7.5   DISPOSALS BY COMPANY

      From the Transfer Date until the Final Payment Date, the Company agrees for the benefit of the Seller:

      (a) (NO ENCUMBRANCES) without the Seller's consent, not to create an Encumbrance or allow one to exist on the whole or any part of its present or future property; and

      (b) (NO DISPOSAL) without the Seller's consent, not to dispose of (or agree to dispose of) all or a substantial part of its property (either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily) except:

            (i)   disposals made with the Seller's consent; or

            (ii) disposals made in the ordinary course of its business for arm's length consideration; or

            (iii) disposals of cash raised or borrowed for the purpose for which the cash was raised or borrowed; or

            (iv) disposals of investments dealt in or listed on a securities exchange or over-the-counter market, for arm's length consideration; or

            (v) disposals of property in exchange for other property of comparable type and value.

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7.6   ACKNOWLEDGMENT BY BUYER

      The Buyer acknowledges that the Seller is entering into this agreement in reliance on the Buyer incurring obligations under clause 7.4.

7.7   ACKNOWLEDGMENT BY COMPANY

      The Company acknowledges that the Seller is entering into this agreement in reliance on the Company incurring obligations under clause 7.5.

7.8   DAMAGES NOT AN ADEQUATE REMEDY

      The Buyer and the Company each acknowledge in favour of the Seller that damages are not a sufficient remedy for breach of clauses 7.4 or 7.5. The Seller is accordingly entitled to specific performance or injunctive relief (as appropriate) as a remedy for any breach or threatened breach in addition to any remedies available at law or in equity.

8     WARRANTIES

8.1   WARRANTIES TRUE AND CORRECT AND NOT MISLEADING

      (a) The Seller represents and warrants to the Buyer that each Seller Warranty is correct and not misleading in any material respect on the date of this agreement and, subject to clause 8.14, on the Transfer Date.

      (b) The Buyer represents and warrants to the Seller that each Buyer Warranty is correct and not misleading in any material respect on the date of this agreement and the Transfer Date.

      (c) The Guarantor represents and warrants to the Seller that each Guarantor Warranty is correct and not misleading in any material respect on the date of this agreement and the Transfer Date.

8.2   MATTERS DISCLOSED

      Each Seller Warranty as given by the Seller on:

      (a) the date of this agreement and the Transfer Date is to be read down and qualified by:

            (i)   information disclosed in the disclosures in schedule 7;

            (ii) any fact, matter or circumstance which was known, or ought reasonably to have been known, to the Buyer or any Related Entity of the Buyer as at the date of this agreement; and

      (b) the Transfer Date is, in addition to clause 8.2(a), to be read down and qualified by any information disclosed by the Seller under clause 8.14,

      which is or may be inconsistent with that Seller Warranty and, to the extent that any Seller Warranty is misleading or incorrect having regard to any such

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      information, fact, matter or circumstance (as the case may be) that Seller
      Warranty will be deemed not to have been given.

8.3   BUYER'S ACKNOWLEDGEMENT

      The Buyer acknowledges that:

      (a) (NO OTHER REPRESENTATIONS) in entering into this agreement and in proceeding to Completion, the Buyer does not rely on any statement, representation, warranty, condition or other conduct which may have been made by or on behalf of the Seller, except the Seller Warranties;

      (b) (EXCLUSION OF OTHER TERMS) subject to any law to the contrary and except as provided in the Seller Warranties, all terms, conditions, warranties and statements, whether express, implied, written, oral, collateral, statutory or otherwise, are excluded, and the Seller disclaims all liability in relation to them, to the maximum extent permitted by law; and

      (c) (BUYER HAS RELIED ON ITS OWN ENQUIRIES) it has had the opportunity to make reasonable enquiries and investigations in relation to the petroleum industry or businesses operating in Papua New Guinea.

8.4   REDUCTION IN CONSIDERATION

      If a payment is made for a breach of any Seller Warranty, the payment is to be treated as an equal reduction in the purchase price of each Share.

8.5   CLAIMS PROCEDURE

      If the Buyer becomes aware of any circumstance in which the Buyer may seek to make a claim against the Seller for any breach of Seller Warranty or under the indemnity in clause 8.8, then:

      (a) (NOTICE TO SELLER) the Buyer will give notice to the Seller within 60 days after it becomes aware of that circumstance;

      (b) (NO PAYMENT OR ADMISSION BY BUYER) the Buyer will ensure that neither it, nor the Company, without the prior written consent of the Seller, makes any payment (unless the last date for making a payment required by law has occurred) or admission to a third party, or takes any other step which may in any way prejudice the defence of any claim made against the Company or the reduction of the liability of the Company under such a claim, or prejudice the prosecution of any claim by the Company. The Seller will not unreasonably withhold its consent, unless the Seller has assumed that prosecution or defence of the proceedings relating to the claim under clause 8.5(c);

      (c) (WHERE SELLER MAY DEFEND) if the alleged breach of warranty arises in respect of a claim made against the Company, the Buyer shall ensure that the Seller may at its option and at its cost, in the name of the Company, prosecute or defend any proceedings relating to the claim. For that purpose, the Company will make available to the Seller, at the Seller's cost, all such Records as the Seller may reasonably require for the purpose of the proceedings. The Seller shall conduct

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            the proceedings in consultation at all times with the Buyer, and so that the reputation of the Company is not harmed in any material way;

      (d)   (WHERE BUYER MAY DEFEND) paragraphs (b) and (c) do not apply where:

            (i) the amount of a Loss in respect of which the Buyer makes or may seek to make a claim is below the level at which the Seller must bear the Loss under clause 8.9. In that case, the Buyer may control the defence or prosecution of the claim, but will consult with the Seller in doing so; and/or

            (ii) part (but not all) of the amount of a Loss in respect of which the Buyer makes or may seek to make a claim is above the level at which the Seller must bear the Loss under clause 10. In that case, the Buyer may elect to control the prosecution or defence of any proceedings relating to the claim; and

      (e) (FAILURE BY BUYER TO GIVE NOTICE) if the Buyer does not give notice of a circumstance when required under paragraph (a), or does not comply with paragraph (b), then the Seller Warranties and clause 8.1 will not apply in respect of any Loss suffered by the Buyer arising from that circumstance.

8.6   TIME LIMIT FOR SELLER WARRANTY CLAIMS

      The Seller is not liable for, and the Buyer and the Company may not claim for, any Loss suffered by the Buyer or the Company resulting from a breach of the Seller Warranties (other than the Tax Warranties) unless full details of the claim have been given to the Seller in writing prior to the date which is 18 months after the Effective Date.

8.7   TIME LIMIT FOR TAX WARRANTY CLAIMS

      The Seller is not liable for, and the Buyer and the Company may not claim for, any Loss suffered by the Buyer resulting from a breach of the Tax Warranties unless full details of the claim have been given to the Seller in writing prior to the date which is 7 years after the Effective Date.

8.8   INDEMNITY

      The Seller indemnifies the Buyer for any Loss suffered or incurred by the Buyer or the Company as a result of any breach of the Seller Warranties or the Seller Warranties being incorrect or misleading in a material respect.

8.9   THRESHOLD FOR SELLER WARRANTY CLAIMS

      The Seller is not liable for, and the Buyer and the Company may not claim for, any Loss suffered by the Buyer resulting from a breach of the Seller Warranties or under the indemnity in clause 8.8 unless the amount of the
      Loss:

      (a) exceeds $20,000 in respect of a particular matter; and

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      (b)   exceeds $150,000 in aggregate in respect of all matters referred to in paragraph (a),

      in which event the Buyer may recover all amounts claimed.

8.10  INSURED CLAIM OR LOSS

      (a) The Seller will not be liable for any claim for breach of Seller Warranty or under the indemnity in clause 8.8 unless the Buyer has first caused the Company to make a claim under any insurance policy held by the Company which may cover that claim, and then only after:

            (i) that claim has been denied in whole or in part by the relevant insurer; or

            (ii) the relevant insurer has failed to make payment in respect of that claim within a period of 6 months after notification of the claim provided that at all times the Buyer has acted reasonably and diligently in pursuing that claim.

      (b) If the Buyer or the Company has still incurred some damage or Loss, that remaining amount will be the amount of the Buyer's Loss for the purposes of this agreement.

8.11  ACT OR OMISSION AFTER THE TRANSFER DATE

      The liability of the Seller in respect of any claim under the Seller Warranties or under the indemnity in clause 8.8 shall be reduced to the extent that the claim arises as a result of or in connection with any act or omission after the Transfer Date by the Buyer or the Company.

8.12  LATER RECOVERIES

      If, after the Seller has made a payment to the Buyer pursuant to a claim under the Seller Warranties or under the indemnity in clause 8.8, the Buyer or the Company receives a payment or benefit in relation to the fact, matter or circumstance to which the Seller Warranty claim related, then the Buyer or the Company (as the case may be) must hold on trust for the Seller an amount equal to the amount received from the Seller or, if less, the amount of the payment or benefit which was received by the Buyer or the Company (as the case may be) and promptly repay to the Seller the amount so held on trust.

8.13  SET-OFF

      The Buyer may not set off or retain any amount payable by the Buyer to the Seller unless it first gives the Seller 5 Business Days' prior notice of its intention to set-off any amount against payment of the Second Instalment.

8.14  FURTHER DISCLOSURE AGAINST CERTAIN SELLER WARRANTIES

      The Seller shall promptly disclose in writing to the Buyer any matter or thing which may arise or become known to the Seller after the date of this agreement which is inconsistent with the Seller Warranties or which might make any of them incorrect or misleading as at the Transfer Date.

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8.15  RESCISSION

      If any matter or thing disclosed by the Seller to the Buyer under clause 8.14:

      (a) would be a material breach of the Seller Warranties or result in those Seller Warranties being incorrect or misleading in a material respect, but for the disclosure; and

      (b) materially detrimentally affects the value of the Business or the Buyer's ability to commercially operate the Business after the Transfer Date,

      the Buyer may rescind this agreement by notice in writing to the Seller within 5 Business Days of the disclosure but no later than two days before the Transfer Date.

8.16  SELLER WARRANTY REGARDING DISCLOSED TAX DISPUTE

      Notwithstanding anything else in this clause 8:

      (a) clauses 8.2, 8.9 and 8.10 shall not apply to any claims by the Buyer against the Seller for breach of Seller Warranty or under the indemnity in clause 8.8 in respect of the Disclosed Tax Dispute; and

      (b) the Disclosed Tax Dispute shall be taken as not having been disclosed to the Buyer for the purposes of paragraph 17.2 of part A of schedule 1.

9     ENVIRONMENTAL RISK

9.1   PURPOSE OF THIS CLAUSE

      This clause allocates risk as between the Seller, the Buyer and the Company in relation to Contamination and the Environment in respect of the Sites and sets out the rights and obligations of each party in respect thereof. No party shall have any rights or remedies against the other, except as expressly provided in this clause 9.

      PART 2 - ASSESSMENT

9.2   ENVIRONMENTAL SITE ASSESSMENT

      (a) The Seller must, at its cost and expense, design and conduct an Environmental Site Assessment in accordance with the Investigation Guidelines in respect of each Site.

      (b) The Seller must consult the Buyer's Consultant in relation to the design of the Environmental Site Assessment and must have regard to all reasonable suggestions made by that consultant as to the design and conduct of the Environmental Site Assessment. The Seller need not take account of any suggestions made by the Buyer's Consultant which would unreasonably delay the production of the ESA Report.

      (c) The purpose of the Environmental Site Assessment is to produce ESA Reports which identify in relation to each Site:

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            (i)   the existence of Historic Contamination at that Site; and

            (ii) what remediation measures are needed to bring that Site to the Agreed Standards.

      (d) The Seller will use reasonable endeavours to complete ESA Reports in relation to all Sites by the ESA Cut-Off Date.

      (e) The Seller must provide a copy of each ESA Report in draft form to the Buyer's Consultant. The Seller and the Buyer's Consultant must meet to discuss and resolve any material issues raised by the Buyer's Consultant in relation to a draft ESA Report. If any material issues cannot be resolved within 5 Business Days they must be referred to an Independent Expert for determination in accordance with clause 9.19.

9.3   FORCE MAJEURE EVENT

      If a Force Majeure Event affects the Seller's obligation to complete ESA Reports in relation to all Sites by the ESA Cut-Off Date, the Seller shall use reasonable endeavours to overcome the effects of that Force Majeure Event.

      PART 3 - REMEDIATION (IDENTIFIED HISTORIC CONTAMINATION)

9.4 OBLIGATION OF SELLER TO REMEDIATE SITES TO AGREED STANDARDS (IDENTIFIED HISTORIC CONTAMINATION)

      Unless clause 9.5 applies, the Seller must carry out at its cost and expense all remediation work in respect of Identified Historic Contamination in respect of a Site necessary to bring that Site to the Agreed Standards ("REMEDIATION WORKS"). If the Remediation Works require the removal of items of plant and equipment or substantial fixtures the obligations of the Seller do not extend to replacing those items of plant and equipment or those substantial fixtures.

9.5   DECISION NOT TO REMEDIATE (IDENTIFIED HISTORIC CONTAMINATION)

      (a) If the Seller and the Buyer agree (or if at the request of the Seller it is determined by an Independent Expert under clause 9.19) that:

            (i) it is not technically or commercially feasible to remediate a Site to the Agreed Standards; and

            (ii) the Identified Historic Contamination on that Site does not pose an Unacceptable Risk (as determined by an individual Site risk assessment undertaken by the Seller in consultation with the Buyer's Consultant), the Seller may, in lieu of undertaking Remediation Works on that Site pay to the Buyer the costs determined in accordance with clause 9.5(b) in respect of that Site as agreed by the parties or, failing agreement, as determined by an Independent Expert in accordance with clause 9.19 ("ESTIMATED REMEDIATION COSTS").

      (b)   If:

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            (i)   it is not technically feasible to undertake the Remediation
                  Works, the Estimated Remediation Cost shall be the cost of completing the relevant Remediation Works on the assumption that the factor causing the technical unfeasibility has been removed; and

            (ii) it is not commercially feasible to undertake the Remediation Works, the Estimated Remediation Cost shall be the cost of completing the relevant Remediation Works discounted to the extent necessary to reflect the factors which make the remediation commercially unfeasible, in either case, calculated in accordance with the Estimation Principles.

9.6   REMEDIATION REPORT (IDENTIFIED HISTORIC CONTAMINATION)

      The Seller must produce and deliver to the Buyer's Consultant in respect of each Site a report on the Remediation Works carried out at each Site. If the Buyer's Consultant is of the opinion that a Site has not been remediated to the Agreed Standards it must give notice of that fact to the Seller within 20 Business Days of receipt of the report. Any dispute as to whether a Site has been remediated to the Agreed Standards must be finally determined by an Independent Expert under clause 9.19. The Seller must undertake all additional work identified by the Independent Expert as necessary to remediate that Site to the Agreed Standards.

9.7   COMPLETION OF REMEDIATION WORKS (IDENTIFIED HISTORIC CONTAMINATION)

      (a) The Seller must use reasonable endeavours to complete all Remediation Works for the relevant Sites within 30 months from the Effective Date.

      (b) If the Seller has not completed the Remediation Work in respect of a Site within 30 months from the Effective Date the Seller may, in lieu of completing those Remediation Works, pay to the Buyer the estimated costs of completing the required Remediation Works for that Site (on the assumption that no Relevant Events apply and calculated in accordance with the Estimation Principles) as agreed between the Buyer and the Seller or failing agreement as determined by an Independent Expert in accordance with clause 9.19 ("ESTIMATED REMEDIATION COMPLETION COST").

      (c) Subject to clause 9.7(d), the Seller may (at its election) and on one or more occasions, extend the period of time it has to complete some or all of the Remediation Works by such period of time as it notifies the Buyer in writing. If at the end of any such extended period, the Seller has not completed the relevant Remediation Work, the Seller may exercise the option in paragraph (b) in lieu of completing the relevant remaining Remediation Works.

      (d) The Seller shall not be entitled to continue Remediation Works for a Site beyond the date which is 5 years from the Effective Date ("FINAL DATE") without the Buyer's prior written consent. If for any reason

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            the Seller has failed to complete the Remediation Works in respect of a Site by the Final Date, the Seller must pay to the Buyer within 10 Business Days of the Final Date the Estimated Remediation Completion Costs for that Site (on the assumption that no Relevant Events apply and calculated in accordance with the Estimation Principles) .

9.8   RELEVANT EVENTS (REMEDIATION WORKS)

      If any of the following events occurs:

      (a) any failure by the Buyer or the Guarantor or a Related Entity of either of them or, after the Transfer Date, the Company, to take reasonable steps to mitigate the effects of Identified Historic Contamination (including the prevention of migration or exacerbation of Identified Historic Contamination);

      (b)   any change in use or zoning of the Site;

      (c) the passing of, or any change in, or entry into force of, any Law after the date of this agreement which introduces or increases any Environmental Liability or other Liability in respect of Historic Contamination;

      (d)   any change in the Agreed Standards applying at the Effective Date;

      (e) any provision of information by the Buyer or the Guarantor or a Related Entity of either of them or, after the Transfer Date, the Company concerning Contamination or the Environment to any Government Agency or any third party otherwise than pursuant to an obligation at Law to provide that information;

      (f) any undertaking, authorising, initiation or procuring of any intrusive investigation at or in respect of a Site other than;

            (i)   the Environmental Site Assessments;

            (ii) where, and to the extent that, such investigation is required by Law; or

            (iii) where, and to the extent that, such investigation is required by prudent site management practices and the Seller gives its consent to such investigation; or

      (g) the Buyer or a Related Entity of the Buyer undertaking, authorising, initiation or procuring any remediation or clean up works in respect of the Identified Historic Contamination by a person other than the Seller or a Related Entity of the Seller at or in respect of a Site,

      (paragraphs (a) to (g) together being the "RELEVANT EVENTS"), the Seller's obligations under clauses 9.4, 9.5 and 9.6 in respect of the relevant Site shall not be affected, but the Buyer shall be responsible for, and shall pay to the Seller, the increased costs of the Seller performing its obligations under clauses 9.4, 9.5 and 9.6 to the extent the increased costs are caused by such event.

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      PART 4 - INDEMNITY (IDENTIFIED HISTORIC CONTAMINATION)

9.9   SELLER'S INDEMNITY (IDENTIFIED HISTORIC CONTAMINATION)

      Subject to clause 9.11, the Seller unconditionally indemnifies the Buyer against all Environmental Liability suffered or incurred by the Buyer or the Company in respect of Identified Historic Contamination, but only where an Environmental Liability Trigger Notice has been served on, or received by, the Buyer or the Company in respect of such Identified Historic Contamination, from the date of this agreement until the earliest of:

      (a) the date of completion of the Remediation Works in respect of that Site;

      (b) the date of payment by the Seller to the Buyer of the Estimated Remediation Costs under clause 9.5; and

      (c) the date of payment by the Seller to the Buyer of the Estimated Remediation Completion Costs under clause 9.7.

      PART 5 - INDEMNITY (OTHER HISTORIC CONTAMINATION)

9.10  SELLER'S INDEMNITY (UNKNOWN HISTORIC CONTAMINATION)

      Subject to clause 9.11, the Seller unconditionally indemnifies the Buyer against all Environmental Liability suffered or incurred by the Buyer or the Company in respect of Historic Contamination (other than Identified Historic Contamination) ("UNKNOWN HISTORIC CONTAMINATION"), but only where an Environmental Liability Trigger Notice has been served on, or received by, the Buyer or the Company in respect of such Unknown Historic Contamination, from the date of this agreement until the date which is 5 years from the Effective Date.

      PART 6 - RELEVANT EVENTS

9.11  RELEVANT EVENTS (INDEMNITIES)

      The Seller's liability under clause 9.9 and 9.10 shall be reduced or extinguished to the extent that the Environmental Liability referred to in clause 9.9 or clause 9.10 (as the case may be) arises or is increased as a consequence of any Relevant Events.

      PART 7 - REMEDIATION (OTHER HISTORIC CONTAMINATION)

9.12 SELLER'S OBLIGATION TO REMEDIATE SITES TO AGREED STANDARDS (UNKNOWN HISTORIC CONTAMINATION)

      If any Unknown Historic Contamination becomes known as a consequence of the receipt of an Environmental Liability Trigger Notice in respect of that Historic Contamination, clauses 9.4, 9.5, 9.6, 9.7 and 9.8 shall apply (except that references to "Identified Historic Contamination" shall be read as references to "Unknown Historic Contamination") provided that:

      (a) the Seller shall not be obliged to remediate or clean-up a Site in respect of Unknown Historic Contamination unless the cost of performing the obligations under clauses 9.4, 9.5, 9.6, 9.7 and 9.8 at that Site are in excess of $50,000 (in which case the Seller shall be responsible for the all costs in performing the obligations under clauses 9.4, 9.5, 9.6, 9.7 and 9.8); and

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      (b)   the period of time for completing the Remediation Works referred to in clauses 9.7(a) and 9.7(b) shall be 5 years from the Effective Date provided that the Seller may, at any time after:

            (i)   30 months from the Effective Date; or

            (ii) the date of receipt of the Environmental Liability Trigger Notice,

            whichever is the later, pay the Estimated Remediation Completion Cost. To avoid doubt, clause 9.7(c) shall apply (unamended) to the circumstances referred to in this clause 9.12.

      PART 8 - BUYER'S INDEMNITY

9.13  BUYER'S INDEMNITY

      The Buyer unconditionally indemnifies the Seller against all Environmental Liability suffered or incurred by the Seller in respect of:

      (a) Historic Contamination at a Site, from the date that the Seller's indemnity under clauses 9.9 and 9.10 ceases;

      (b) any Contamination at a Site (other than Historic Contamination) from the Transfer Date; and

      (c) Historic Contamination at a Site from the Transfer Date, to the extent that the Environmental Liability arises from a Relevant Event,

      but only where an Environmental Liability Trigger Notice has been served on, or received by, the Seller or a Related Entity of the Seller in respect of the relevant Contamination.

      PART 9 - EARLY TERMINATION OF SELLER'S OBLIGATIONS UNDER CLAUSE 9

9.14  FAILURE TO PAY BY BUYER

      Notwithstanding anything else in this clause 9, if the Buyer fails to pay to the Seller within 3 Business Days of the due date for payment, the amount of the Second Instalment, the Working Capital Adjustment, any amount payable by the Buyer under clause 5.11 ("Alternative payment mechanism") or any amount payable by the Buyer under clause 9.8 which is due and owing, the Seller may give notice to the Buyer requiring payment of the amount due and owing within 21 days. If the Buyer does not pay the amount due and owing plus applicable interest within that 21 day period:

      (a) the Seller shall be released and discharged from performing any further obligations under clauses 9.4, 9.5, 9.6, 9.7, 9.8 and 9.12, and the Seller shall be deemed to have performed its obligations under those clauses; and

      (b) the Seller shall be released and discharged from the indemnities under clauses 9.9 and 9.10.

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9.15  INSOLVENCY OF BUYER OR COMPANY

      Notwithstanding anything else in this clause 9, if the Buyer or the Company is, or becomes Insolvent, immediately upon the Buyer or the Company being or becoming Insolvent:

      (a) the Seller shall be released and discharged from performing any further obligations under clauses 9.4, 9.5, 9.6, 9.7, 9.8 and 9.12, and the Seller shall be deemed to have performed its obligations under those clauses; and

      (b) the Seller shall be released and discharged from the indemnities under clauses 9.9 and 9.10.

      PART 10 - MISCELLANEOUS

9.16  ACCOUNTING FOR SUBSEQUENT RECOVERIES

      If a party which has the benefit of an indemnity under this clause 9 receives payment under that indemnity in relation to an Environmental Liability and subsequently recovers any amount in respect of that Environmental Liability (SUBSEQUENT RECOVERY) (whether by way of insurance recovery, tax benefit or otherwise) it must account for that Subsequent Recovery (or in the case of a tax benefit, the value of that recovery) to the party making the payment.

9.17  CLAIMS PROCEDURE

      If the person entitled to the benefit of an indemnity under this Clause 9 ("INDEMNIFIED PARTY") becomes aware of any circumstance in which the indemnified party may seek to make a claim against the person giving the indemnity ("INDEMNIFYING party") under this clause 9, then:

      (a) (NOTICE TO INDEMNIFYING PARTY) the indemnified party will give notice to the indemnifying party within 60 days after it becomes aware of that circumstance;

      (b) (NO PAYMENT OR ADMISSION BY INDEMNIFIED PARTY) the indemnified party will ensure that neither it, nor the Company, without the prior written consent of the indemnifying party, makes any payment (unless the last date for making a payment required by law has occurred) or admission to a third party, or takes any other step which may in any way prejudice the defence of any claim made against the indemnified party or the Company or the reduction of the liability of the Company under such a claim, or prejudice the prosecution of any claim by the Company. The indemnifying party will not unreasonably withhold its consent, unless the indemnifying party has assumed that prosecution or defence of the proceedings relating to the claim under clause 9.17(c);

      (c) (WHERE INDEMNIFYING PARTY MAY DEFEND) if the alleged Environmental Liability arises in respect of a claim made against the Company, the indemnified party shall ensure that the indemnifying party may at its option and at its cost, in the name of the Company, prosecute or defend any proceedings relating to the claim. For that purpose, the Company will make available to the indemnifying party, at the indemnifying party's cost, all such Records as the indemnifying

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            party may reasonably require for the purpose of the proceedings. The indemnifying party shall conduct the proceedings in consultation at all times with the indemnified party, and so that the reputation of the Company is not harmed in any material way; and

      (d) (FAILURE BY INDEMNIFIED PARTY TO GIVE NOTICE) if the indemnified party does not give notice of a circumstance when required under paragraph (a), or does not comply with paragraph (b), then the indemnifying party's liability under clause 9.9, clause 9.10 or clause 9.13 will be reduced or extinguished to the extent that the indemnifying party's liability under clause 9.9, clause 9.10 or clause 9.13 is increased as a consequence of the indemnified party's acts or omissions referred to in this paragraph (d).

9.18  SET-OFF

      If the Seller has any present liability to pay money to the Company or the Buyer under this clause 9, the Seller may set-off the amount of that liability against any amounts owing to it by the Company or the Buyer, provided it first gives the Company or the Buyer (as the case may be) 5 Business Days prior notice of its intention to set-off that amount.

9.19  DISPUTES

      A reference to an Independent Expert under this clause 9 must be made in accordance with schedule 14.

10    LIMIT OF LIABILITY

10.1  GENERAL

      Notwithstanding anything else in this agreement but subject to clause 10.2, the maximum aggregate Liability of the Seller to the Buyer and the Company in connection with this agreement for any Loss in respect of breach of Seller Warranty or misrepresentation whether under this agreement or otherwise or under the indemnity in clause 8.8 whether the Liability arises under contract, tort, statute or otherwise, shall not exceed in aggregate an amount equal to $2,000,000.

10.2  EXCLUSIONS

      The limit of liability in clause 10.1 shall not apply to:

      (a)   any amount for which the Seller is liable under clause 9;

      (b)   any Liability of the Seller to the Buyer or the Company under clause
            8.16 for breach of a Seller Warranty or under the indemnity in clause 8.8 in respect of the Disclosed Tax Dispute; and

      (c)   any fraud by the Seller.

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11    SUPERANNUATION

      The Seller agrees to ensure that both before and after the Transfer Date the Buyer is provided with all records and information which it may require (including detailed information about each of the members and their participation in the Fund) in order to verify the correctness of any calculations or values to be ascertained for the purposes of this agreement. This obligation extends to any records, information or systems which are recorded, maintained or otherwise dependent on any computerised or similar system or service.

12    COSTS AND STAMP DUTY

12.1  LEGAL COSTS

      The Seller and the Buyer agree to pay their own legal and other costs and expenses in connection with the negotiation, preparation, execution and completion of this agreement and of other related documentation, except for stamp duty.

12.2  STAMP DUTY

      The Seller and the Buyer agree to share in equal proportions all stamp duty (other than fines and penalties) chargeable, payable or assessed in relation to the Transaction Documents and the costs of any valuations required by the Government Agency responsible for collection of stamp duty provided that the Seller shall not be liable to pay, or be required to reimburse the Buyer for, any stamp duty in respect of any Promissory Notes issued in connection with this agreement if the Buyer or the Guarantor executes the Promissory Notes in a jurisdiction other than Queensland or Victoria. Fines and penalties shall be borne by the person responsible for the fine or penalty and if both parties are responsible, shall be shared in proportion to the degree of their responsibility.

13    NOTICES

13.1  FORM

      Unless expressly stated otherwise in this agreement, all notices, certificates, consents, approvals, waivers and other communications in connection with this agreement must be in writing signed by an Authorised Officer and must be marked for the attention of the person identified in
      Schedule 11 or, if the recipient has notified otherwise, then marked for attention in the last way notified.

13.2  DELIVERY

      Notices must be:

      (a)   left at the address set out in Schedule 11; or

      (b) sent by prepaid ordinary post (airmail if appropriate) to the address set out or referred to in Schedule 11; or

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      (c)   sent by fax to the fax number set out or referred to in Schedule 11.

      However, if the intended recipient has notified a changed fax number or postal address then the communication must be to that number or address.

13.3  WHEN EFFECTIVE

      They take effect from the time they are received unless a later time is specified.

13.4  RECEIPT - POSTAL

      If sent by post, they are taken to have been received three days after posting (or seven days after posting if posted to or from a place outside Australia).

13.5  RECEIPT - FAX

      If sent by fax, they are taken to have been received at the time shown in the transmission report as the time that the whole fax was sent.

13.6  RECEIPT - GENERAL

      Despite clauses 13.4 and 13.5, if notices are received after 5.00pm in the place of receipt or on a non-Business Day in that place, they are taken to be received at 9.00am on the next working day in that place and if they are received before 9.00am on a Business Day in the place of receipt, then they are taken to be received at 9.00am on that Business Day in that place.

14    CONFIDENTIAL INFORMATION

14.1  DISCLOSURE OF CONFIDENTIAL INFORMATION

      No Confidential Information may be disclosed by the Buyer to any person except:

      (a) Representatives of the Buyer or its related entities requiring the information for the purposes of this Agreement; or

      (b) with the consent of the Seller (which consent may be given or withheld in its absolute discretion); or

      (c)   if the Buyer is required to do so by law or a stock exchange; or

      (d) if the Buyer is required to do so in connection with legal proceedings relating to this Agreement.

14.2  DISCLOSURE BY BUYER OF CONFIDENTIAL INFORMATION

      The Buyer must use all reasonable endeavours to ensure that persons receiving Confidential Information from it under clause 14.1(a) do not disclose the information.

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14.3  USE OF CONFIDENTIAL INFORMATION

      Subject to clause 14.5, the Buyer must not use any Confidential Information except for the purpose of performing its obligations under this agreement.

14.4  DELIVERY OF MATERIALS

      Subject to clause 14.5, the Buyer must, on the request of the Seller, immediately deliver to the Seller all documents or other materials containing or referring to Confidential Information to which this clause 14 relates which are in its possession, power or control or in the possession, power or control of persons who have received Confidential Information from it under clause 14.1(a) or (b).

14.5  USE AND DISCLOSURE OF BUSINESS INFORMATION BY BUYER AFTER THE TRANSFER
      DATE

      On and from the Transfer Date, clauses 14.1 to 14.4 cease to apply to the Buyer in relation to the Confidential Information relating to the Business and apply only in relation to the Confidential Information in relation to the Seller.

14.6  PRIVACY

      The Buyer agrees to:

      (a)   comply with all Privacy Laws;

            (i)   by which it is bound; and

            (ii) by which the Seller is bound and which is notified to the Buyer,

            in connection with Personal Information collected, used or disclosed in connection with this agreement; and

      (b) notify the Seller immediately after it becomes aware that a disclosure of Personal Information may be required by law before the Transfer Date; and

      (c) not do anything with the Personal Information that may cause the Seller to be in breach of a Privacy Law of which the Seller has notified the Buyer; and

      (d) notify the Seller of any request the Buyer receives before the Transfer Date for access to Personal Information which the Seller has disclosed to the Buyer; and

      (e) not give access to, or copies of, Personal Information disclosed by the Seller to the Buyer to anyone without the Seller's consent unless the Buyer is required to do so under a Privacy Law; and

      (f) use Personal Information disclosed by the Seller during due diligence only for the purpose of carrying out the due diligence; and

      (g) handle Personal Information disclosed by the Seller during due diligence in a manner as directed by the Seller; and

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      (h)   notify the Seller immediately after the Buyer becomes aware that it has breached these agreements

14.7  APPLICATION OF CLAUSE 14.6

      Clause 14.6 prevails over the balance of this clause 14 to the extent of any inconsistency in respect of Personal Information which is also Confidential Information.

14.8  USE OF PERSONAL INFORMATION BY SELLER AFTER THE TRANSFER DATE

      If the Seller is required by this agreement or by law to retain any Personal Information, the Seller may use and disclose that Personal Information for the purpose for which it is required to be retained under this agreement or as required by that other law or by any Privacy Laws.

14.9  SURVIVAL OF TERMINATION

      This clause 14 will survive termination of this agreement.

15    ASSIGNMENT

      No party may assign or otherwise deal with its rights under this agreement or allow any interest in them to arise or be varied in each case without the consent of the other party, which consent must not be unreasonably withheld or delayed.

16    MISCELLANEOUS

16.1  DISCRETION IN EXERCISING RIGHTS

      A party may exercise a right or remedy or give or refuse its consent in any way it considers appropriate (including by imposing conditions), unless this agreement expressly states otherwise.

16.2  PARTIAL EXERCISING OF RIGHTS

      If a party does not exercise a right or remedy fully or at a given time, the party may still exercise it later.

16.3  NO LIABILITY FOR LOSS

      A party is not liable for any Loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising a right or remedy under this agreement.

16.4  APPROVALS AND CONSENTS

      By giving its approval or consent a party does not make or give any warranty or representation as to any circumstance relating to the subject matter of the consent or approval.

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16.5  CONFLICT OF INTEREST

      The parties' rights and remedies under this agreement may be exercised even if it involves a conflict of duty or a party has a personal interest in their exercise.

16.6  REMEDIES CUMULATIVE

      The rights and remedies provided in this agreement are in addition to other rights and remedies given by law independently of this agreement.

16.7  RIGHTS AND OBLIGATIONS ARE UNAFFECTED

      Rights given to the parties under this agreement and the parties' liabilities under it are not affected by anything which might otherwise affect them by law.

16.8  VARIATION AND WAIVER

      A provision of this agreement or a right created under it may not be waived or varied except in writing, signed by the party or parties to be bound.

16.9  NO MERGER

      The warranties, undertakings and indemnities in this agreement do not merge on the Transfer Date.

16.10 INDEMNITIES

      The indemnities in this agreement are continuing obligations, independent from the other obligations of the parties under this agreement and continue after this agreement ends. It is not necessary for a party to incur expense or make payment before enforcing a right of indemnity under this agreement.

16.11 FURTHER STEPS

      Each party agrees, at its own expense, to do anything (such as obtaining consents, signing and producing documents and getting documents completed and signed):

      (a) to bind the party and any other person intended to be bound under this agreement;

      (b)   to show whether the party is complying with this agreement; and

      (c) as may be necessary or desirable to give full effect to the provisions of this agreement and the transactions contemplated by it.

16.12 TIME OF THE ESSENCE

      Time is of the essence of this agreement in respect of any date or period determined under this agreement.

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16.13 ENTIRE AGREEMENT

      This agreement constitutes the entire agreement of the parties about its subject matter and supersedes all previous agreements, understandings and negotiations on that subject matter.

16.14 CONSTRUCTION

      No rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of, or seeks to rely on, this agreement or any part of it.

16.15 KNOWLEDGE AND BELIEF

      Any statement made by a party on the basis of its knowledge, information, belief or awareness, is made on the basis that the party has, in order to establish that the statement is accurate and not misleading in any material respect, made all reasonable enquiries of its officers, managers and employees who could reasonably be expected to have information relevant to matters to which the statement relates.

16.16 PUBLICITY

      A party may not make press or other announcements or releases relating to this agreement and the transactions the subject of this agreement without the approval of the other party as to the form and manner of the announcement or release unless and to the extent that the announcement or release is required to be made by the party by law or by a stock exchange.

16.17 INTEREST ON OVERDUE AMOUNTS

      If a party fails to pay any amount under this agreement when due, it must pay interest to the party to which the amount is owed on the balance of the unpaid amount at the Default Rate in respect of the period from (and including) the due date for payment to (but excluding) the date of payment and both before and after judgment (on the basis of a 365 day year, calculated on a day to day basis and compounded at monthly intervals).

17    GUARANTEE

17.1  ACKNOWLEDGMENT

      The Guarantor acknowledges and represents to the Seller that:

      (a) the Seller has entered this agreement with the Buyer at the request of the Guarantor and in consideration of the Guarantor giving the Guarantee;

      (b)   it is receiving valuable consideration for the Guarantee; and

      (c) it has not taken any security, mortgage, charge, negotiable instrument, guarantee, indemnity or promise to pay from the Buyer for or in consideration of the Guarantor undertaking the obligations under this clause 17.

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17.2  GUARANTEE

      The Guarantor unconditionally and irrevocably:

      (a) guarantees to the Seller the payment of each amount due and payable by the Buyer under or in respect of this agreement (the "PAYMENT OBLIGATIONS"); and

      (b) guarantees to the Seller the due and punctual performance by the Buyer of each of the terms of this agreement undertaken by the Buyer (the "PERFORMANCE Obligations"),

      (together, the "GUARANTEED OBLIGATIONS").

17.3  INDEMNITY

      The Guarantor unconditionally and irrevocably indemnifies the Seller against all Losses resulting from any Guaranteed Obligations not being duly and punctually performed by the Buyer.

17.4  INTEREST ON OVERDUE AMOUNTS

      The Guarantor must, on demand by the Seller, pay interest on any money which is due and payable by it under the Guarantee which remains unpaid in accordance with clause 16.17 from the due date for payment up to the date of actual payment. This obligation applies both before and (as a separate and independent obligation) after any judgement.

17.5  OBLIGATIONS ABSOLUTE AND UNCONDITIONAL

      The liability of the Guarantor is not affected by any thing that might otherwise have released or exonerated the Guarantor from any of the Guarantor's obligations under the Guarantee. This includes any of the following (whether occurring with or without the consent of any person):

      (a) the grant of any time, waiver or other indulgence, concession or delay; or

      (b) any transaction or arrangement, including the discharge, release, replacement, extinguishment, abandonment, amendment, addition, alteration, deletion, extension, novation, modification or variation of any right or obligation; or

      (c) any bankruptcy, insolvency, liquidation, administration or winding up; or

      (d) any of the Guaranteed Obligations being or becoming wholly or partially illegal, void, voidable or unenforceable; or

      (e) any failure to give notice to the Guarantor in connection with the Guaranteed Obligations (including notice of default of the Buyer or of change of the Guaranteed Obligations); or

      (f) any legal limitation, disability, incapacity or other similar circumstance affecting the Buyer; or

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      (g)   any obligation of the Buyer being suspended, qualified or discharged by operation of Law or otherwise; or

      (h)   any assignment of rights associated with the Guaranteed Obligations.

17.6  CONTINUING OBLIGATIONS AND NON-AVOIDANCE

      (a) The Guarantor's obligations continue notwithstanding any settlement of account, intervening payment or anything else until, subject to clause 17.6(b), full payment of all amounts payable by the Buyer to the Seller under this agreement; and

      (b) If any payment or other transaction relating to or affecting the Guaranteed Obligations is:

            (i)   void, voidable or unenforceable in whole or in part; or

            (ii) claimed to be void, voidable or unenforceable and that claim is upheld, conceded or compromised in whole or in part,

            the liability of the Guarantor under the Guarantee and any power is the same as if:

            (iii) that payment or transaction (or the void, voidable or unenforceable part of it); and

            (iv) any release, settlement or discharge made in reliance on any thing referred to in clause 17.6(b)(iii),

            had not been made and the Guarantor must immediately take all action and sign all documents necessary or required by the Seller to restore to the Seller the Guarantee.

      (c) Clause 17.6(b) applies whether or not the Seller knew, or ought to have known, of anything referred to in clause 17.6(b).

17.7  PRINCIPAL OBLIGATION

      The Guarantor's obligations under the Guarantee:

      (a) are principal obligations and not ancillary or collateral to any other obligation, however created or arising; and

      (b) may be enforced against the Guarantor even if the Seller has not exercised or exhausted any right or remedy against the Buyer with respect to Guaranteed Obligations.

17.8  SUSPENSION OF GUARANTOR'S RIGHTS

      Until the Guaranteed Obligations have been irrevocably and fully discharged through complete performance (including, in the case of Payment Obligations, by payment in full), the Guarantor must not:

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      (a)   take any security, mortgage, charge, negotiable instrument, guarantee, indemnity or promise to pay from the Buyer for or in consideration of the Guarantor undertaking the obligations under this clause 17;

      (b) have or exercise any rights as surety in competition with the Seller;

      (c)   make a claim or enforce a right against the Buyer;

      (d) prove in competition with the Seller in any bankruptcy, insolvency, liquidation, administration or winding up of the Buyer; or

      (e) claim to be entitled (by way of contribution, indemnity, subrogation, marshalling or otherwise) to the benefit of any security, mortgage, charge, negotiable instrument, guarantee, indemnity or promise to pay relating to any of the Guaranteed Obligations.

17.9  GROSS-UP

      If a law requires the Guarantor to deduct an amount in respect of Taxes from a payment under the Guarantee such that the Seller would not actually receive on the due date the full amount provided for under the Guarantee, then:

      (a) the Guarantor agrees to deduct the amount for the Taxes (and any further deduction applicable to any further payment due under paragraph (c) below); and

      (b) the Guarantor agrees to pay an amount equal to the amount deducted to the relevant authority in accordance with applicable law and give the original receipts to the Seller; and

      (c) the amount payable is increased so that, after making the deduction and further deductions applicable to additional amounts payable under this clause, the Seller is entitled to receive (at the time the payment is due) the amount it would have received if no deductions had been required.

17.10 SEPARATION OF GUARANTEE

      In the event that there is any doubt as to the validity or enforceability of all or part of this agreement, this clause 17 is to be treated as a separate document from which the invalid or unenforceable parts of this agreement are capable of being severed.

18    GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS

18.1  GOVERNING LAW

      This agreement is governed by the law in force in the place specified in the Details. Each party submits to the exclusive jurisdiction of the courts of that place and waives any rights it may have to claim that the courts of that place are an inconvenient forum.

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18.2  SERVING DOCUMENTS

      Without preventing any other method of service, any document in an action may be served on a party by being delivered or left at that party's address in Schedule 11 or with its Process Agent.

18.3  APPOINTMENT OF SELLER PROCESS AGENT

      The Seller irrevocably appoints the Seller Process Agent as its process agent to receive any document in an action in connection with this agreement.

      If for any reason the Seller Process Agent ceases to be able to act as process agent for the Seller, the Seller must promptly appoint another person in the place specified for Governing law in the Details as process agent.

      The Seller agrees that the service of documents on the Seller Process Agent or any other person appointed under this clause will be sufficient service on it.

18.4  APPOINTMENT OF IO PROCESS AGENT

      The Guarantor, the Buyer and the Company each irrevocably appoints the IO Process Agent as its process agent to receive any document in an action in connection with this agreement.

      If for any reason the IO Process Agent ceases to be able to act as process agent for the Guarantor, the Buyer or the Company y, the Guarantor, the Buyer or the Company (as the case may be) must promptly appoint another person in the place specified for Governing law in the Details as process agent.

      The Guarantor, the Buyer or the Company each agree that the service of documents on the IO Process Agent or any other person appointed under this clause will be sufficient service on it.

19    RESTRAINT

19.1  RESTRAINT

      The Seller undertakes to the Buyer that subject to clause 19.2 ("Deletion of Restrictions") and the Services Agreement, for 3 years from the Effective Date, the Seller will not be Engaged or Involved in any capacity in any business or activity which is the same as the Business carried on by the Company or any material part of it. This restriction applies throughout Papua New Guinea.

19.2  DELETION OF RESTRICTIONS

      If any part of the Restraint is judged to go beyond what is reasonable in the circumstances and necessary to protect the goodwill and business of the Company but would be judged reasonable and necessary if any activity were deleted or a period or area were reduced, then the Restraint applies with that activity deleted or period or area reduced by the minimum amount necessary to make the Restraint reasonable in the circumstances.

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19.3  SEVERANCE

      Each part of the Restraint has effect as a separate and severable prohibition or restriction and is to be enforced accordingly.

19.4  SHARES IN A PUBLIC COMPANY

      Notwithstanding clause 19.1("Restraint"), the Seller may hold in aggregate up to 10% of the shares in any public company which are quoted on any recognised stock exchange, even though that company carries on any of the activities referred to in clause 19.1("Restraint").

19.5  ACKNOWLEDGMENT

      The Seller acknowledges that the Restraint is reasonable in the circumstances and necessary to protect the goodwill and business of the Company.

19.6  EXPIRY OF RESTRAINT

      The Restraint will expire immediately:

      (a)   if there is a change in control of the Buyer or the Company;

      (b) if the Company disposes of (or agrees to dispose of) all or a substantial part of its property (either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily) except:

            (i)   disposals made with the Seller's consent;

            (ii) disposals made in the ordinary course of its business for arm's length consideration;

            (iii) disposals of cash raised or borrowed for the purpose for which the cash was raised or borrowed;

            (iv) disposals of investments dealt in or listed on a securities exchange or over-the-counter market, for arm's length consideration; or

            (v) disposals of property in exchange for other property of comparable type and value.

20    COUNTERPARTS

      This agreement may consist of a number of copies, each signed by one or more parties to the agreement. If so, the signed copies are treated as making up the one document and the date on which the last counterpart is executed will be the date of the agreement.

21    SUPERVENING LEGISLATION

      Any present or future legislation which operates to vary the obligations of a party in connection with this agreement with the result that another party's

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      rights, powers or remedies are adversely affected (including, by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

22    INTERPRETATION

22.1  DEFINITIONS

      These meanings apply unless the contrary intention appears.

      2003 PROFITS means PNG kina [deleted for confidentiality] (to avoid doubt, being the amount of 2003 after-tax profits less PNG kina [deleted for confidentiality]).

      2004 PROFITS ADJUSTMENT has the meaning given in clause 5.5(b).

      ACCOUNTING PERIOD means:

      (a) in the case of an Accounts Date other than the Last Balance Date, 12 months; and

      (b) in the case of the Last Balance Date, the period from the last Accounts Date prior to the Last Balance Date until the Last Balance Date.

      ACCOUNTING STANDARDS means all accepted accounting principles which are generally applicable in the place of incorporation of that corporation consistently applied.

      ACCOUNTS means, in respect of an Accounting Period, the audited accounts of the Company, and the reports of the directors and auditors of the Company.

      ACCOUNTS DATE means each 31 December.

      ACTION means an action, dispute, claim, demand, investigation, inquiry, prosecution, litigation, proceeding, arbitration, mediation or dispute resolution.

      ADJUSTMENT AMOUNT means an amount determined from the Adjustment Statement, determined in accordance with clause 5.4 ("Adjustment Statement").

      ADJUSTMENT STATEMENT means the statement referred to in clause 5.4 ("Adjustment Statement").

      AGREED STANDARDS means the Australia Oil Industry Working Group Guidelines for Management of Petroleum Hydrocarbon Impacted Land, 1999 revised, as appropriate, to take account of the National Environmental Protection measures for Contaminated Land.

      ANTICIPATED 2004 PROFITS means PNG kina [deleted for confidentiality].

      APPLICABLE CONVERSION RATE means the mean of the PNG kina/ US$ closing interbank exchange rates:

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      (a)   at 4.00pm (PNG time) on the five most recent days up to and including the day prior to the date on which conversion is made under clause 5.14; and

      (b)   as published on the Bank of Papua New Guinea's website.

      ASSETS means the assets (including without limitation, the Intellectual Property) from time to time of the Company.

      AUDITOR means PricewaterhouseCoopers, Lae, Papua New Guinea.

      AUTHORISED OFFICER means a person appointed by a party to act as an Authorised Officer for the purposes of this agreement.

      BOARD means the board of directors of the Company.

      BUSINESS means the downstream wholesale and retail distribution of refined petroleum products (but does not include: (a) the wholesale or retail distribution of refined petroleum products associated with "Castrol"; (b) the wholesale or retail distribution of lubricant products), as being conducted by the Company on the date of this agreement.

      BUSINESS DAY means a day other than a Saturday, Sunday or public holiday in Brisbane, Queensland.

      BUYER'S CONSULTANT means GHD Pty Limited

      BUYER WARRANTIES means the representations and warranties set out in part B of schedule 1.

      CHARTERPARTY means the short-term charter by BP Shipping Ltd (as agent for the Company) of the Essberger Pilot fuel tanker.

      CLAIM includes any allegation, debt, cause of action, Liability, claim, proceeding, suit or demand of any nature howsoever arising and whether present or future, fixed or unascertained, actual or contingent, whether at law, in equity, under statute or otherwise.

      COMPLETION means completion of the sale and purchase of the Shares in accordance with clause 4 ("Transfer Date") and COMPLETE has a corresponding meaning.

      CONDITIONS PRECEDENT means the conditions precedent set out in clause 3.

      CONFIDENTIAL INFORMATION means all confidential, non-public or proprietary information regardless of how the information is stored or delivered, exchanged between the parties before, on or after the date of this agreement, relating to the business, technology or other affairs of the Seller;

      CONSIDERATION is defined in clause 2.1.

      CONTAMINATION means all pollutants or contaminants, including any chemical or industrial, radioactive, dangerous, toxic or hazardous substance water or residue causing harm to, pollution of, or damage to, the Environment.

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      CONTRACTS means the contracts and commitments entered into by the Company.

      DATE FOR FINAL PAYMENT means the date being the first to occur of:

      (a) the date on which the Seller declares the Second Instalment immediately due and payable in accordance with clause 5.3; or

      (b)   one year after the Effective Date.

      DE-BRANDING means the removal or obliteration of the trade marks, service marks, trade names, logos, get-up, colour schemes, designs, symbols and trade dress of the Seller or a Related Entity of the Seller to the extent deemed necessary by the Seller for the purposes of rendering neutral the appearance of such items but shall not include the application of the Buyer's own trade marks, service marks, trade names, logos, get-up, colour schemes, designs, symbols and trade dress or other branding or re-branding.

      DEFAULT RATE means the sum of:

      (a) the offer rate displayed on Reuters page "LIBO" at or around 11.00am (London time) on the day after payment is due over a 30 day period expressed as a rate per cent per annum and rounded up to five decimal places; plus

      (b)   2%.

      DISCLOSED TAX DISPUTE means the dispute between the Company and the Rabual office of the IRC referred to in the disclosure against the Seller Warranty in paragraph 17.2 of part A of Schedule 1.

      DISCLOSURE MATERIAL (DATA ROOM) means the documents, materials and other information made available to the Buyer or a Related Entity of the Buyer or their officers, employees, agents or advisers as identified in the data room index contained in schedule 19 of this agreement.

      DISCLOSURE MATERIAL (SUPPLEMENTARY) means:

      (a) the summaries of the Environmental Site Assessments for the terminals and depots;

      (b)   the 2004 business plan for the Company;

      (c)   the draft 2003 statutory accounts for the Company; and

      (d)   the projected balance sheet as at 29 February 2004.

      DUTY means any stamp, transaction or registration duty or similar charge which is imposed by any Governmental Agency and includes, but is not limited to, any interest, fine, penalty, charge or other amount which is imposed in that regard.

      EFFECTIVE DATE means 1 March 2004.

      EMPLOYEES means the employees of the Company at the Transfer Date.

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      ENCUMBRANCE means an interest or power:

      (a) reserved in or over any interest in any asset including, without limitation, any retention of title; or

      (b) created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power,

      by way of security for the payment of debt or any other monetary obligation or the performance of any other obligation and any interest, right or power arising from any option, equity, preferential interest, adverse interest or third party claim or right of any kind and whether existing or agreed to be granted or created.

      ENGAGED OR INVOLVED includes direct or indirect involvement as a principal, agent, partner, shareholder, unitholder, trustee or beneficiary.

      ENVIRONMENT means all or any of the following, alone or in combination, the air (including the air within buildings and the air within any other natural or manmade structures above or below ground or above or below water), water (including water under or within land or in pipes, tanks, ditches or sewerage systems), and subsurface ground and soil conditions and living organisms supported by these media.

      ENVIRONMENTAL LIABILITY means:

      (a) any fine, penalty, charge or fee levied or increased as a consequence of relevant Contamination existing at one or more of the Sites; and

      (b) any Claim by a third party as a consequence of relevant Contamination existing at one or more of the Sites; and

      (c) the reasonable costs of defending the events or circumstances in paragraphs (a) and (b).

      ENVIRONMENTAL LIABILITY TRIGGER NOTICE means the service on or receipt by the relevant party of written notification of the commencement of, (or an intention to commence) any civil, criminal or regulatory proceedings against the relevant party.

      ENVIRONMENTAL SITE ASSESSMENT means each investigation conducted pursuant to clause 9.1.

      ESA CUT-OFF DATE means the date which is 9 months from the Transfer Date, as extended:

      (a) by any wilful delay by the Buyer or the Buyer's Consultant] in meeting their obligations under this clause 9; or,

      (b) by a Force Majeure Event, in which case the extension shall be for a maximum of six months.

      ESA REPORT means the report prepared pursuant to clause 9.2.

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      ESTIMATED REMEDIATION COMPLETION COSTS has the meaning set out in clause
      9.7;

      ESTIMATED REMEDIATION COSTS has the meaning set out in clause 9.5;

      ESTIMATION PRINCIPLES means the methodology used to calculate the estimated cost of completing the relevant Remediation Works calculated by reference to:

      (a)   the cost of the Remediation Works identified in the ESA Reports; and

      (b) the actual costs of the Remediation Works incurred up until the date at which the estimate is made.

      FINAL DATE has the meaning given in clause 9.7(d).

      FINAL PAYMENT DATE means the date on which the Second Instalment, the Working Capital Adjustment and any amounts payable under clause 5.11 ("Alternative payment mechanism") are paid by the Buyer to the Seller in accordance with this agreement.

      FIRST INSTALMENT means that part of the Consideration, being $1,000,000, which the Buyer is obliged to pay on the Transfer Date.

      FORCE MAJEURE EVENT means any of the following causes provided that they are outside the reasonable control of the affected party:

      (a) act of God, earthquake, cyclone, fire, explosion, flood, landslide, lightning, storm, tempest, drought or meteor;

      (b) war (declared or undeclared), invasion, act of a foreign enemy, hostilities between nations, civil insurrection or militarily usurped power;

      (c) act of public enemy, sabotage, malicious damage, terrorism or civil unrest;

      (d) ionising radiation or contamination by radioactivity from any nuclear waste or from combustion of nuclear fuel;

      (e) confiscation, nationalisation, requisition, expropriation, prohibition, embargo, restraint or damage to property by or under the order of any government or government authority; or

      (f)   strikes, blockades, lock out or other industrial disputes; or

      (g) where a Site is not a Premises, where the owner or occupier of that Site prevents or restricts the Seller's access to that Site.

      FUND means the fund administered by the National Superannuation Fund Limited in Papua New Guinea .

      GOVERNMENT AGENCY means any government, governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity in any part of the world.

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      GUARANTEE means the guarantee and indemnity contained in clause 17, given by the Guarantor in favour of the Seller;

      GUARANTOR WARRANTIES means the representations and warranties set out in part C of schedule 1.

      HISTORIC CONTAMINATION means Contamination at a Site existing as at the Effective Date.

      ICCC means the Papua New Guinea Independent Consumer and Competition Commission established under the ICCC Act.

      ICCC ACT means the Independent Consumer and Competition Commission Act 2002 (PNG).

      IDENTIFIED HISTORIC CONTAMINATION means Historic Contamination in respect of a Site:

      (a)   known at the date of this agreement;

      (b)   identified in or by an ESA Report in respect of that Site; or

      (c) which becomes known during the course of remediation of any Historic Contamination under paragraphs (a) or (b).

      INCOMING DIRECTORS means the persons nominated by the Buyer to be directors of the Company from the Transfer Date.

      A person is INSOLVENT if:

      (a) it is in liquidation, in provisional liquidation, in bankruptcy proceedings, under administration or wound up; or

      (b) it is subject to any arrangement, assignment, moratorium or composition, protected from creditors under any statute or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by the other parties to this agreement); or

      (c) an application or order has been made (and in the case of an application, it is not stayed, withdrawn or dismissed within 30 days), resolution passed, proposal put forward, or any other action taken, in each case in connection with that person, which is preparatory to or could result in any of (a) or (b) above; or

      (d) a receiver, receiver and manager, administrative receiver, controller or similar officer is appointed to all or a material part of the person's assets or undertaking;

      (e) an Encumbrance becomes enforceable and does not cease to be enforceable within 10 days or is enforced;

      (f)   it is otherwise unable to pay its debts when they fall due; or

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      (g)   something having a substantially similar effect to (a) to (f)
            happens in connection with that person under the law of any jurisdiction.

      INTELLECTUAL PROPERTY includes:

      (a) any patents, utility models, copyrights, registered or unregistered trade marks or service marks, trade names, brand names, indications of source or appellations of origin, designs, circuit or other eligible layout rights, plant variety rights, registered designs of commercial names or designations;

      (b) any invention, discovery, trade secret, know-how, computer software or confidential, scientific, technical or product information;

      (c) any other rights which result from intellectual activity in the industrial, scientific, literary or artistic fields whether industrial, commercial or agricultural and whether dealing with manufactured or natural products and all other intellectual property rights as defined in Article 2 of the Convention establishing the World Intellectual Property Organisation dated 14 July 1967, as amended from time to time; and

      (d) any pending application, letters patent, deed of grant, certificate of document of title for anything which is referred to in paragraphs
            (a) to (c) of this definition and any medium in which anything is referred to in those paragraphs is stored or embodied,

      throughout the world and for the duration of such rights.

      INTRA-GROUP SERVICES AGREEMENT means the agreements or arrangements with:

      (a)   BP Australia Pty Ltd; and

      (b)   BP Refinery (Bulwer Island) Pty Ltd,

      identified in table 7 of schedule 16 ("Material Contracts");

      INTRA-GROUP SHIPPING AGREEMENT means the agreement or arrangement identified in table 6 of schedule 16 ("Material Contracts");

      INTRA-GROUP SUPPLY AGREEMENT means the agreements or arrangements in table 1 of schedule 16 ("Material Contracts");

      INVENTORIES means all stock-in-trade (including raw materials, packaging and containers, work in progress and finished goods) in use or intended for use in connection with the Business including items owned or paid for by the Company which are in transit to the Company or on consignment with any customer of the Company.

      INVESTIGATION GUIDELINES means:

      (a) Appendix 9 of the Investigation Threshold Levels - Draft Guidelines for the Assessment & Management of Contaminated Land in Queensland, Queensland Department of Environment, May 1998; and

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      (b)   Draft Contaminated Land Assessment of Service Station Sites,
            Queensland Department of Environment & Heritage CHEM Unit, March
            1992.

      IO PROCESS AGENT means InterOil Australia Pty Limited;

      IRC means the Papua New Guinea Inland Revenue Commission.

      LAST ACCOUNTS means the audited balance sheet of the Company as at the Last Balance Date and the audited profit and loss account of the of the Company for the Accounting Period ending on the Last Balance Date, draft copies of which are set out in schedule 3.

      LAST BALANCE DATE means 31 December 2003.

      LAST MANAGEMENT ACCOUNTS means the management accounts prepared by the Company prior to the Transfer Date in respect of the period from 1 January 2004 until 29 February 2004.

      LAW includes:

      (a) any law, regulation, authorisation, ruling, judgement, order or decree of any Governmental Agency; and

      (b) any statute, regulation, proclamation, ordinance or by-law in any jurisdiction.

      LIABILITY includes all liabilities (whether actual, contingent or prospective), losses, damages, costs and expenses of whatsoever nature or description irrespective of when the acts, events or things giving rise to the liability occurred excluding any consequential or indirect losses, economic losses or loss of profits.

      LICENCE means a statutory, municipal, contractual or other licence, consent, permission, permit, right or authority.

      LOSS includes any damage, loss, cost, Claim, Liability or expense (including legal costs and expenses) excluding any consequential or indirect losses economic losses or loss of profits.

      MATERIAL ASSETS means the emergency evacuation/marine spoil management vessel (known as "Hi Tide"), currently berthed at Lae, Papua New Guinea.

      MATERIAL CONTRACT means each material contract listed in schedule 16.

      OFFICER means a Retiring Director or existing company secretary of the Company in favour of whom a release is given under clause 4.2(g).

      PERSONAL INFORMATION means information or an opinion (including information or an opinion forming part of a database), whether true or not, and whether recorded in a material form or not, about an individual whose identity is apparent, or can reasonably be ascertained, from the information or opinion.

      PREMISES means the premises listed in schedule 15.

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      PROMISSORY NOTE has the meaning given in clause 5.7.

      RECORDS means originals and copies, in machine readable or printed form, of all books, files, reports, records, correspondence, documents and other material of or relating to or used in connection with the Company including:

      (a) minute books, statutory books and registers, books of account and copies of taxation returns;

      (b) sales literature, market research reports, brochures and other promotional material (including printing blocks, negatives, sound tracks and associated material);

      (c) all sales and purchasing records, contracts, designs and working papers;

      (d)   all trading and financial records; and

      (e)   lists of all regular suppliers and customers.

      RELATED ENTITY has the meaning it has in the Corporations Act.

      RELEVANT DISPUTE means a dispute arising in relation to any of the circumstances specified in clause 9.19 of this agreement

      RELEVANT EVENTS has the meaning set out in clause 9.8.

      REMEDIATION WORKS has the meaning set out in clause 9.4.

      REPRESENTATIVE of a party includes an employee, agent, officer, director, adviser, partner, joint venturer or sub-contractor of that party or of a Related Entity of that party.

      RESTRAINT means the restrictive covenant given by the Seller to the Buyer under clause 19.1

      RETIRING DIRECTORS means the existing directors of the Company.

      SECOND INSTALMENT means $[deleted for confidentiality], which the Buyer is obliged to pay on the Date for Final Payment.

      SECURITIES means shares, debentures, stocks, bonds, notes, interests in a managed investment scheme, units, warrants, options, derivative instruments or any other securities.

      SELLER PROCESS AGENT means BP Australia Pty Ltd.

      SELLER'S NAMES means the names referred to in clause 7.1.

      SELLER WARRANTIES means the representations and warranties set out in part A of schedule 1.

      SERVICES AGREEMENT means an agreement between the Guarantor and BP Australia Pty Ltd, substantially in the form of schedule 9, dated on or about the Transfer Date;

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      SITES means each site listed in schedule 17.

      SHARES means the issued shares in the capital of the Company described in
      Schedule 2 and SHARE means any one of those shares.

      SHARE SECURITY means the Encumbrances created by the documents substantially in the form of Schedule 10 executed by the Buyer and delivered to the Seller

      SUNSET DATE means the date which is 3 months after the date of this agreement. TAX means any tax, levy, charge, impost, duty, fee, deduction, compulsory loan or withholding, which is assessed, levied, imposed or collected by any Governmental Agency and includes, but is not limited to any interest, fine, penalty, charge, fee or any other amount imposed on, or in respect of any of the above but excludes Duty.

      TAX RETURN means any report or return (including, without limitation, any schedule, election, amended return or other document and any supporting record) required to be filed with a Government Agency or required to be prepared and retained with respect to Tax relating to the operations of the Company.

      TAX WARRANTIES means the Seller Warranties in paragraph 17 of part A of schedule 1

      TRANSACTION DOCUMENTS means

      (a)   this agreement;

      (b)   the Promissory Notes;

      (c)   the Services Agreement;

      (d) the Share Security (and any affidavits or notarised documents or other documents required for the purposes of registration in the Bahamas); and

      (e)   the directors' releases referred to in clause 4.2(g);

      (f) any document or agreement that the parties agree in writing is to be a Transaction Document for the purposes of this document; or

      (g) any document or agreement that amends, supplements, replaces or novates any of the above.

      TRANSFER DATE means 3 Business Days after the date on which the Conditions Precedent are satisfied or waived by the appropriate parties.

      UNACCEPTABLE RISK means the risk existing where the sum of hazard indexes and/ or the individual lifetime cancer risk (IELCR) calculated as part of an individual site risk assessment conducted under clause 9.5 for any chemical of concern exceeds 1 and 1 x 10-5 respectively revised, as appropriate, to take account of the National Environmental Protection Measures for Contaminated

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      land (NEPM) and/ or any other mutually acceptable guidelines, in those circumstances where the NEPM is considered deficient by both parties.

      UNKNOWN HISTORIC CONTAMINATION means Historic Contamination which is not Identified Historic Contamination and which becomes known in the circumstances described in clause 9.10.

      VESSEL OWNER means the owner of the Essberger Pilot.

      WORKING CAPITAL means the aggregate working capital of the Company determined in accordance with part 1 of schedule 5.

      WORKING CAPITAL ADJUSTMENT has the meaning given in clause 5.5(a).

22.2  REFERENCES TO CERTAIN GENERAL TERMS

      Unless the contrary intention appears, a reference in this agreement to:

      (a) (VARIATIONS OR REPLACEMENTS) a document (including this agreement) includes any variation or replacement of it;

      (b) (CLAUSES, ANNEXURES AND SCHEDULES) a clause, annexure or schedule is a reference to a clause in or annexure or schedule to this agreement;

      (c) (REFERENCE TO STATUTES) a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

      (d) (SINGULAR INCLUDES PLURAL) the singular includes the plural and vice versa;

      (e) (PERSON) the word "person" includes an individual, a firm, a body corporate, a partnership, joint venture, an unincorporated body or association, or any Government Agency;

      (f) (EXECUTORS, ADMINISTRATORS, SUCCESSORS) a particular person includes a reference to the person's executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

      (g) (TWO OR MORE PERSONS) an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and each of them individually;

      (h) (JOINTLY AND SEVERALLY) an agreement, representation or warranty on the part of two or more of the Guarantor, the Buyer and the Company (after the Transfer Date) binds them jointly and each of them individually;

      (i) (DOLLARS) US dollars, dollars, $, US$ or USD is a reference to the lawful currency of the United States of America;

      (j) (KINA) PNG kina, kina or K is a reference to the lawful currency of Papua New Guinea;

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      (k)   (CALCULATION OF TIME) if a period of time dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

      (l) (REFERENCE TO A DAY) a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

      (m) (ACCOUNTING TERMS) an accounting term is a reference to that term as it is used in the Accounting Standards;

      (n) (REFERENCE TO A GROUP OF PERSONS) a group of persons or things is a reference to any two or more of them jointly and to each of them individually;

      (o) (MEANING NOT LIMITED) the words "include", "including", "for example" or "such as" are not used as, nor are they to be interpreted as words of limitation, and when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind;

      (p) (NEXT DAY) if an act under this agreement to be done by a party on or by a given day is done after 5.30pm on that day, it is taken to be done on the next day; and

      (q) (NEXT BUSINESS DAY) if an event must occur on a stipulated day which is not a Business Day then the stipulated day will be taken to be the next Business Day.

22.3  HEADINGS

      Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of this agreement.

22.4  INCONSISTENT AGREEMENTS

      If a provision of this agreement is inconsistent with a provision of the Services Agreement, the provision of this agreement prevails.

EXECUTED as an agreement

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SHARE SALE AGREEMENT

Schedule 1- Warranties

PART A

SELLER WARRANTIES

1     INCORPORATION AND POWER

1.1   INCORPORATION

      The Company is validly incorporated, organised and subsisting in accordance with all applicable Laws.

1.2   POWER

      The Company has the power to own its assets to carry on the Business as it is now being conducted.

1.3   COPIES OF CONSTITUENT DOCUMENTS

      The certified copies of any constituent documents of the Company, delivered by any Seller or the Company to the Buyer, are accurate and incorporate every currently effective amendment to those documents.

1.4   COMPLIANCE WITH CONSTITUENT DOCUMENTS

      The affairs of the Company and the Business, have at all material times been and continue to be conducted in accordance with the constituent documents referred to in paragraph 1.3.

1.5   CORPORATE RECORDS

      All statutory records and accounting records which are required to be maintained by applicable Law of the Company:

      (a)   are:

            (i) in the case of the statutory records, accurate in all material respects; and

            (ii) in the case of the accounting records, so far as the Seller is aware, accurate to the extent necessary to enable the preparation and presentation of statutory accounts which would give a true and fair view of the financial position of the Company and of the income, expenses and results and operations of the Company;

      (b)   have been maintained in accordance with applicable Law; and

      (c) are in the possession, custody or control of the Company or its agents, advisers or employees.

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1.6   OFFICERS

      The Company has no Claims against any of the persons referred to in clause
      7.3 in respect of their employment with the Company or their conduct as directors or secretary of the Company. So far as the Seller is aware, each of those persons has performed its duties in respect of their employment with the Company, or their conduct as directors or secretary of the Company, in accordance with their contracts of employment and in accordance with applicable Law.

2     SHARES

2.1   PROPORTION OF CAPITAL - COMPANY

      The Shares comprise all of the issued capital of the Company and are fully paid.

2.2   TITLE - COMPANY

      The Seller is the registered and beneficial owner of the Shares.

2.3   NO ENCUMBRANCES - COMPANY

      There are no Encumbrances over the Shares other than the Share Securities.

2.4   CONSENTS

      Subject to clause 3 of this agreement, the Seller has obtained all consents necessary to enable it to transfer the Shares to the Buyer.

2.5   SHARE REGISTER

      The statutory registers of members of the Company contain accurate records of each of its members and the Seller and the Company have no actual notice of any legal action for the rectification of the registers of members of the Company.

3     POWER AND AUTHORITY

3.1   AUTHORITY

      The Seller has taken all corporate action which is necessary to authorise the entry into and performance of its obligations under this agreement.

3.2   POWER

      The Seller has the corporate power, without any further consent of any other person, to enter into and perform its obligations under this agreement.

3.3   BINDING OBLIGATIONS

      This agreement constitutes legal, valid and binding obligations of the Seller, enforceable against it in accordance with its terms, subject to any necessary

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      stamping and registration, Laws affecting creditors' rights generally and equitable principles.

3.4   NO IMPEDIMENT

      The execution by the Seller of and, subject to clause 3, the performance by the Seller of its obligations under this agreement does not breach any applicable Law.

4     INFORMATION

4.1   FACTUAL INFORMATION

      The factual information relating to the Company set out in this agreement (including the schedules) is true, correct and up-to-date and is not misleading or incomplete in any material respect.

4.2   DISCLOSURE MATERIAL (DATA ROOM)

      So far as the Seller is aware, as at the date on which the data room containing the documents identified in the data room index in schedule 19 was opened to the Buyer and its Related Entities ("DATA ROOM OPENING"):

      (a) the factual information in the Disclosure Material (Data Room) contained no material omissions and was not, taken as a whole and in the reasonable opinion of the Seller, misleading in any material respect as at the Data Room Opening; and

      (b) all copies of documents, agreements and other instruments included in the Disclosure Material (Data Room) that are not obviously inaccurate, incomplete, extracts or masked in any way were complete and accurate copies of the originals as at the Data Room Opening.

4.3   DISCLOSURE MATERIAL (SUPPLEMENTARY)

      So far as the Seller is aware, as at the date on which the item of Disclosure Material (Supplementary) was provided:

      (a) the factual information in that item of Disclosure Material (Supplementary) contained no material omissions and was not, taken as a whole and in the reasonable opinion of the Seller, misleading in any material respect as at the date on which the item of Disclosure Material (Supplementary) was provided; and

      (b) all copies of documents, agreements and other instruments included items of the Disclosure Material (Supplementary) that are not obviously inaccurate, incomplete, extracts or masked in any way were complete and accurate copies of the originals as at the date on which the item of Disclosure Material (Supplementary) was provided.

      In this paragraph 4.2 and 4.3 of part A of schedule 1, "factual information" does not include any opinion or advice (whether given in respect of past, present or future matters), prediction, projection, forecast or any other

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      information concerning the future performance or prospects of the Company including, without limitation, financial projections.

5     CORPORATE INFORMATION

5.1   COMPANY DETAILS

      The Details section of this agreement contains complete, accurate and up to date details of the Company.

5.2   SHARE DETAILS

      Schedule 2 of this agreement contains complete, accurate and up-to-date details of the Shares.

5.3   ALL SHARES FULLY PAID

      All shares in the capital of the Company are fully paid up.

5.4   ISSUED SHARES

      All of the issued shares in the capital of the Company are validly allotted and issued and were not allotted or issued or transferred in breach of any:

      (a)   pre-emptive or similar rights of any person; or

      (b)   contract which is binding on the Company.

5.5   NO OBLIGATION TO ISSUE OTHER SECURITIES

      The Company is not under any obligation, whether or not subject to any condition, to:

      (a) issue, allot, create, sell, transfer or otherwise dispose of any Securities;

      (b) enter into any agreement in respect of the rights to vote which are conferred in respect of any Securities; or

      (c) grant any warrant, option or right of first refusal or offer in respect of any Securities.

5.6   SHARE OPTION SCHEMES

      The Company does not have any share or option incentive scheme, profit sharing scheme or employee share ownership plan for any of its employees, directors, officers or consultants.

5.7   REDEMPTIONS, REDUCTIONS, FINANCIAL ASSISTANCE AND BUY-BACKS

      The Company has not:

      (a)   agreed or offered to:

            (i) redeem or repay any share capital contrary to its constitution;

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            (ii)  reduce its share capital or pass any resolution for the reduction of its share capital;

      (b)   agreed or offered to buy-back any shares,

      except to the extent reflected in the Last Accounts or disclosed to the Buyer.

5.8   DEREGISTRATION

      The Company is not liable to be deregistered under relevant laws of Papua New Guinea.

5.9   PARTICIPATION INTERESTS

      The Company is not or has not agreed to become a member of any joint venture or partnership.

5.10  NO SUBSIDIARIES OR INTERESTS IN COMPANIES

      The Company has no subsidiaries.

6     LAST ACCOUNTS

6.1   LAST ACCOUNTS

      The Last Accounts:

      (a) have been prepared in accordance with the Accounting Standards, in the manner described in the notes to them and the accompanying auditor's opinion; and

      (b) give a true and fair view of the financial position of the Company as at the Last Balance Date, and of the income, expenses and results of operations of the Company for the Accounting Period ending on the Last Balance Date.

6.2   PROVISION FOR BAD AND DOUBTFUL DEBTS

      In the Seller's opinion, bad and doubtful debts are provided for in the Last Accounts in the manner required by Accounting Standards.

7     SOLVENCY AND ENCUMBRANCES

7.1   NOT INSOLVENT

      The Company is not Insolvent.

7.2   SOLVENCY

      The Company is able to pay its debts when they are due to be paid.

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7.3   GUARANTEES AND OTHER OBLIGATIONS

      Except as shown in the Last Accounts, the Company has not granted or agreed to grant and are not a party to any guarantee, letter of comfort, indemnity or security interest.

7.4   OFF BALANCE SHEET FINANCING

      The Company does not have any finance lease, time purchase or title retention agreement, or other financing of a type which is not required to be disclosed in the Last Accounts.

8     LICENCES AND CONSENTS

      All material Licences which are necessary for the conduct of the Business have been obtained and are valid and subsisting. All conditions which apply to any such material Licences have been complied with in all material respects. None of such Licences has been breached by the Company in any material respect or, so far as the Seller is aware, is likely to be suspended, cancelled, refused, materially altered, not renewed or revoked.

9     MATERIAL ASSETS

9.1   MATERIAL ASSETS

      The Company:

      (a)   legally and beneficially own the Material Assets; or

      (b)   is in possession of the Material Assets; or

      (c) has contractual or other legal or equitable rights to use the Material Assets.

9.2   ENCUMBRANCES

      No Encumbrance binding on the Company exists over the Material Assets which are legally and beneficially owned by the Company other than:

      (a) any retention of title entered into in the ordinary course of business;

      (b) any Encumbrance or guarantee arising in favour of a Government Agency by operation of Law;

      (c) any Encumbrance for taxes, rates and the like charges arising in the ordinary course of business (including by operation of Law); and

      (d) any Encumbrance arising in the ordinary course of day to day trading.

9.3   BOOK DEBTS

      As at the Effective Date, book debts and provisions for bad or doubtful debts, have been provided for in the manner required by the Accounting Standards.

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10    PREMISES

10.1  COMPLETE

      The Premises comprise all of the premises and land which are owned or exclusively occupied by the Company in connection with the Business.

10.2  OCCUPATION

      The Company is lawfully entitled to occupy or gain access to the Premises.

11    MATERIAL CONTRACTS

11.1  NO DEFAULT

      So far as the Seller is aware, the Company is not in default of any Material Contract which would have a material adverse effect upon the Business.

11.2  FOREIGN CURRENCY CONTRACTS

      So far as the Seller is aware, the Company has not entered into any speculative hedging arrangements.

11.3  RESTRICTIVE COVENANTS

      The Company is not a party to any agreement containing a restrictive covenant which materially limits its freedom to conduct the Business in Papua New Guinea as it thinks fit.

11.4  DISPOSAL OF MATERIAL ASSETS

      Since the Last Accounts Date, the Company has not disposed of, agreed to dispose of, or made an offer (capable of acceptance) relating to disposal of the Material Assets other than:

      (a)   on arm's length terms; or

      (b)   otherwise in the ordinary course of business.

11.5  TERMINATION NOTICES

      The Company has not received any notice from any counterparty to a Material Contract of any intention of that counterparty to terminate that Material Contract.

11.6  SELLER CONTRACTS

      The Company has not entered any agreement with the Seller or a Related Entity of the Seller which will have material adverse effect on the Business after the Transfer Date other than:

      (a)   Intra-Group Supply Agreements;

      (b)   Intra-Group Shipping Agreements;

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      (c)   Intra-Group Services Agreements;

      (d) any other agreements, contracts, arrangements or understandings contained in the Disclosure Material (Data Room) and the Disclosure Material (Supplementary); and

      (e) any other agreements, contracts, arrangements or understandings disclosed by the Seller to the Buyer prior to the date of this agreement.

12    LITIGATION

12.1  CURRENT ACTION

      So far as the Seller is aware, the Company is not:

      (a)   a party to or the subject of any Action; or

      (b) the subject of any ruling, judgement, order or decree by any Government Agency or any other person,

      which would have a material adverse effect upon the Business.

12.2  PENDING, THREATENED OR ANTICIPATED ACTIONS

      So far as the Seller is aware, there is no Action, judgement, order or decree pending, threatened or anticipated, against the Company which, if decided against the Company, may have a material adverse effect on it.

13    EMPLOYEES

13.1  PROVISIONS

      The provisions made in the Last Accounts in respect of annual leave, long service, maternity leave and staff loans give a true and fair view of the matters to which they relate as at the Last Balance Date.

13.2  BONUSES

      Since the Last Balance Date:

      (a) no bonus has been paid or become payable to any senior executive of the Company; and

      (b) there has been no material increase in the remuneration payable to any senior executive,

      other than in respect of that senior executive's performance.

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14    SUPERANNUATION ARRANGEMENTS

      As at the Transfer Date, the Company has made all superannuation contributions which it is obliged to make in respect of the employees of the Company.

15    INSURANCE

15.1  POLICIES

      Each insurance policy taken out by the Company with a third party insurer (for the avoidance of doubt, excluding any self-insurance arrangements) have been disclosed to the Buyer before the date of this document and all documents, whether originals or accurate copies, relating to that insurance have been disclosed by the Seller or the Company to the Buyer before the date of this document.

15.2  VOIDABILITY

      So far as the Seller is aware, nothing has been done or omitted to be done which would make any insurance policy taken out by the Company with a third party insurer (for the avoidance of doubt, excluding any self-insurance arrangements) void or voidable.

16    INTELLECTUAL PROPERTY RIGHTS

      The Company does not infringe or breach or embody any Intellectual Property of a person other than the Seller or a Related Entity of the Seller, whether registered, recorded or otherwise, in undertaking or dealing in any processes, products or services of the Company in the course of the Business.

17    TAXATION

17.1  TAX RETURNS

      All Tax Returns required by Law to be made, prepared, lodged or filed by the Company have been made, prepared, lodged or filed with the appropriate Governmental Agency and have or will be made by the due dates for filing such Tax Returns.

17.2  DISPUTES

      There is no current or likely dispute between the Company and any Government Agency in relation to or in respect of Tax or Duty nor has the Company made any claims, obligations or approvals in relation to Tax or Duty that have not been disclosed to the Buyer.

17.3  NOT MISLEADING

      So far as the Seller is aware, no Tax Return referred to in paragraph 17.1 of part A of this schedule 1 contains a statement that is false or misleading or omits any material matter.

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17.4  PAID WHEN REQUIRED

      All Taxes and Duties which the Company has become liable to pay to any Governmental Agency have been paid and have been paid within the required time.

17.5  DEDUCTIONS

      All amounts of Tax and Duty required to be deducted or withheld by the Company and remitted or paid to a Government Agency have been duly deducted or withheld and remitted or paid.

17.6  ACCRUED LIABILITIES

      Provision has been made in the Last Accounts for any Tax liability of the Company that is unassessed or may become due and payable at any future date to the extent that such provision is required to be made in accordance with Accounting Standards.

17.7  TAX INFORMATION

      (a) The Company has maintained all business records required to be maintained by all relevant Laws relating to Tax or Duty.

      (b) All information required by any Government Agency to be retained in relation to or in respect of Tax or Duty owed by the Company is currently held by the Company.

17.8  ANTI-AVOIDANCE

      So far as the Seller is aware, the Company has not entered into or been a party to an arrangement, agreement or any other transaction that contravenes any general or specific anti-avoidance provision of any Law relating to or in respect of Tax or Duty.

17.9  TAX RULINGS

      Any ruling, determination or election requested, received or made by the Company in respect of Tax or Duty:

      (a)   has been disclosed to the Buyer; and

      (b) has at all times been complied with in all material respects by the Company.

17.10 REGISTRATIONS

      All registrations required to be made by the Company with any Government Agency in relation to Tax or Duty are and have at all times been maintained by the Company.

17.11 ACCRUING LIABILITIES

      No Tax liability of the Company has accrued or arisen since the Last Accounts Date other than as a consequence of activities in the ordinary course of the business of the Company which would have a material adverse effect.

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17.12 TAX AUDIT

      The Company:

      (a) is not subject to any audit in relation to their respective tax affairs by the relevant Government Agency; or

      (b) has not received notice of any pending or threatened any audit in relation to their respective tax affairs by the relevant Government Agency.

17.13 PUBLIC OFFICER

      The Company has at all material times appointed a public officer of the Company in compliance with applicable Law relating to Tax.

17.14 TAX BENEFIT

      The provision in the Last Accounts relating to future income tax benefit has been provided for in accordance with the Accounting Standards.

18    POSITION SINCE THE LAST BALANCE DATE

      Since the Last Balance Date, so far as the Seller is aware, there has been no material adverse change materially affecting:

      (a) the financial or trading position, prospects, turnover, goodwill or assets of the Company; or

      (b)   the Business,

      other than as a result of the transactions contemplated by clause 5, or in respect of which a payment has been received by the Buyer under clause 5.

19    IMPROPER TRANSACTIONS

      The Seller and the Company have:

      (a) complied with all applicable laws dealing with improper or illegal payments, gifts or gratuities, bribery, kick-backs or similar business practices in obtaining any consents, licences, approvals, authorisations, rights or privileges with respect to this agreement, any agreement or document entered into or signed under this agreement or any transaction under this agreement;

      (b) not paid, promised to pay or authorised the payment of any money or anything of value, directly or indirectly, to any person (whether a government official or private individual or instrumentality, including any political party or candidate of a political party) for the purpose of illegally or improperly inducing any person or political party or any official or candidate thereof to make any decision with respect to any consents, licences, approvals, authorisations, rights or privileges with respect to this agreement, any agreement or document entered into or signed under this agreement or any transaction under this agreement,

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

            or to illegally or improperly assist, or to take any illegal action favourable to, the Seller, the Company and each Related Entity of the Seller and the Company; and

      (c) not done or omitted to do anything that would subject another party to liability under the laws of any applicable jurisdiction dealing with improper payments,

      and its internal management and accounting practices and controls are adequate to ensure compliance therewith.

20    FINANCIAL INDEBTEDNESS

      Since the Last Accounts Date, the Company has not incurred new financial indebtedness or raised any new financial accommodation exceeding $300,000 in aggregate other than:

      (a) financial indebtedness incurred, or financial accommodation raised, in the ordinary course of the business of the Company;

      (b) financial indebtedness incurred in connection with any contract for goods or services with deferred payment or credit terms;

      (c) any obligation to deliver goods or provide services paid for in advance by any person;

      (d) financial indebtedness or financial accommodation in connection with any equipment, finance or capital lease including, without limitation, any guarantee given in connection with such lease;

      (e) financial indebtedness in connection with any environmental or performance bond or guarantee;

      (f) financial indebtedness in connection with any bond, guarantee, letter of credit required by applicable Law to be given to any Government Authority;

      (g) financial indebtedness secured by any Encumbrance referred to in paragraphs (a)-(e) of paragraph 9.2 of part A of schedule 1;

      (h) financial indebtedness incurred under any non-speculative hedging arrangements entered into in the ordinary course of business;

      (i)   financial indebtedness arising under operation of Law; and

      (j)   financial indebtedness contemplated by this agreement,

      which does not, in aggregate, exceed $15,000,000.

      For the purposes of this paragraph 20 of this part A of schedule 1, the Company shall not be taken to have incurred any new financial indebtedness or raised any new financial accommodation if it utilises any facility or arrangement existing at the Last Accounts Date and disclosed to the Buyer.

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

SHARE SALE AGREEMENT

PART B -

BUYER WARRANTIES

1     INCORPORATION

      The Buyer is validly incorporated, organised and subsisting in accordance with all applicable Laws.

2     POWER AND AUTHORITY

2.1   AUTHORITY

      The Buyer has taken all corporate action which is necessary to authorise the entry into and performance of its obligations under this agreement.

2.2   POWER

      The Buyer has the corporate power, without any further consent of any other person, to enter into and perform its obligations under this agreement.

2.3   BINDING OBLIGATIONS

      This agreement constitutes legal, valid and, subject to clause 3, binding obligations of the Buyer, enforceable against it in accordance with its terms subject to any necessary stamping and registration, Laws affecting creditors' rights generally and equitable principles.

2.4   NO IMPEDIMENT

      The execution by the Buyer of and performance by the Buyer of its obligations under this agreement does not breach any applicable Law.

3     SOLVENCY AND ENCUMBRANCES

3.1   NOT INSOLVENT

      The Buyer is not Insolvent.

3.2   SOLVENCY

      The Buyer is able to pay its debts when they are due to be paid.

4     LITIGATION

      There is no Action, judgement, order or decree pending, threatened or anticipated, against the Buyer which, if decided against the Buyer, may have a material adverse effect on its ability to perform its obligations under this agreement.

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

5     CONSENTS

      Subject to clause 3 of this agreement, the Buyer has obtained all consents necessary to enable it to enter this agreement and perform the transactions contemplated by this agreement.

6     IMPROPER TRANSACTIONS

      The Buyer and each Related Entity of the Buyer, and their respective officers, directors, employees and agents have:

      (a) complied with all applicable laws dealing with improper or illegal payments, gifts or gratuities, bribery, kick-backs or similar business practices in obtaining any consents, licences, approvals, authorisations, rights or privileges with respect to this agreement, any agreement or document entered into or signed under this agreement or any transaction under this agreement;

      (b) not paid, promised to pay or authorised the payment of any money or anything of value, directly or indirectly, to any person (whether a government official or private individual or instrumentality, including any political party or candidate of a political party) for the purpose of illegally or improperly inducing any person or political party or any official or candidate thereof to make any decision with respect to any consents, licences, approvals, authorisations, rights or privileges with respect to this agreement, any agreement or document entered into or signed under this agreement or any transaction under this agreement, or to illegally or improperly assist, or to take any illegal action favourable to, the Buyer and each Related Entity of the Buyer; and

      (c) not done or omitted to do anything that would subject another party to liability under the laws of any applicable jurisdiction dealing with improper payments,

      and its internal management and accounting practices and controls are adequate to ensure compliance therewith.

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

SHARE SALE AGREEMENT

PART C

GUARANTOR WARRANTIES

1     INCORPORATION

      The Guarantor is validly incorporated, organised and subsisting in accordance with all applicable Laws.

2     POWER AND AUTHORITY

2.1   AUTHORITY

      The Guarantor has taken all corporate action which is necessary to authorise the entry into and performance of its obligations under this agreement and the Guarantee.

2.2   POWER

      The Guarantor has the corporate power, without any further consent of any other person, to enter into and perform its obligations under this agreement and the Guarantee.

2.3   BINDING OBLIGATIONS

      This agreement and the Guarantee constitute legal, valid and binding obligations of the Guarantor, enforceable against it in accordance with its terms subject to any necessary stamping and registration, Laws affecting creditors' rights generally and equitable principles.

2.4   NO IMPEDIMENT

      The execution by the Guarantor of and performance by the Guarantor of its obligations under this agreement and the Guarantee do not breach any applicable Law.

3     SOLVENCY AND ENCUMBRANCES

3.1   NOT INSOLVENT

      The Guarantor is not Insolvent.

3.2   SOLVENCY

      The Guarantor is able to pay its debts when they are due to be paid.

4     LITIGATION

      There is no Action, judgement, order or decree pending, threatened or anticipated, against the Guarantor which, if decided against the Guarantor,

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

      may have a material adverse effect on its ability to perform its obligations under this agreement and the Guarantee.

5     CONSENTS

      Subject to clause 3 of this agreement, the Guarantor has obtained all consents necessary to enable it to enter this agreement and perform the transactions contemplated by this agreement and the Guarantee.

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

SHARE SALE AGREEMENT

Schedule 2 - Shares

The Shares in the Company are held by the Seller as follows:

SHAREHOLDER                CLASS OF SHARES          NO. OF SHARES            FULLY PAID?
----------------------     ---------------          -------------            -----------
Gas Tanks Nederland BV     Ordinary                      100                     Yes

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

SHARE SALE AGREEMENT

Schedule 3 - Last Accounts

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

SHARE SALE AGREEMENT

Schedule 4 - Form of directors release
(Company)

PARTIES                 COMPANY AND OFFICER
----------------------------------------------------------------------
COMPANY                 Name               BP Papua New Guinea Limited

                        Incorporated in    Papua New Guinea

                        Address            Speybank Street
                                           Lae
                                           PAPUA NEW GUINEA

                        Telephone          + 675 473 7700

                        Fax                + 675 472 3556

OFFICER                 Name               [TO BE INSERTED]

                        Address            [TO BE INSERTED]

RECITALS                A     Officer is a director or company secretary of BP
                              Papua New Guinea Limited, a company incorporated
                              in the Netherlands (the "COMPANY").

                        B Officer will be resigning as a director or company secretary of the Company on completion of the sale of the Company from Gas Tank Nederland B.V to
                              S.P.I. Distribution Limited ("TRANSFER DATE").

                        C The Company agrees to release the Officer on the terms set out in this deed.

DATE OF DEED            See Signing page

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

SHARE SALE AGREEMENT

1     RELEASE OF OFFICER

      Subject to any law in Papua New Guinea limiting the ability of a company to indemnify its directors or officers which cannot be excluded by any deed, agreement, arrangement or understanding between a company and its directors or officers, the Company agrees:

      (a) to unconditionally release the Officer from all rights and Claims relating to his employment or his engagement by Company; and

      (b) not to issue any proceedings in respect of rights and Claims relating to employment with the Company.

      The Officer may plead this deed in bar to any Claim or proceedings by the Company or any person claiming on their behalf in respect of Claims or any matter related thereto other than a Claim in relation to a breach of this deed by the Officer.

2     ACKNOWLEDGEMENT

      The Company acknowledges the indemnity in favour of the directors and employees of the Company given by the Company under the Company's constitution. The Company further acknowledges that that indemnity shall continue to apply in favour of the Officer in respect of Claims:

      (a) which relate to acts, omissions or circumstances arising prior to, or on, the Transfer Date; and

      (b) which the Company or any shareholder of the Company has or may have at any time against the Officer in respect of his employment with the Company and any conduct of the Officer involving or relating in any way whatsoever to other shareholders of the Company as at, or prior to, the Transfer Date.

3     SEVERABILITY

      If the whole or any part of a provision of this deed is void, unenforceable or illegal in a jurisdiction it is severed for that jurisdiction. The remainder of this deed has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected. This clause has no effect if the severance alters the basic nature of this deed or is contrary to public policy.

4     ENTIRE AGREEMENT

      This deed constitutes the entire agreement of the parties about its subject matter and supersedes all previous agreements, understandings and negotiations on that subject matter.

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                                       67

5     GENERAL

5.1   PARTIAL EXERCISING OF RIGHTS

      If a party does not exercise a right or remedy fully or at a given time, the party may still exercise it later.

5.2   REMEDIES CUMULATIVE

      The rights and remedies provided in this deed are in addition to other rights and remedies given by law independently of this agreement.

5.3   RIGHTS AND OBLIGATIONS ARE UNAFFECTED

      Rights given to the parties under this deed and the parties' liabilities under it are not affected by anything which might otherwise affect them by law.

5.4   VARIATION AND WAIVER

      A provision of this deed or a right created under it, may not be waived or varied except in writing, signed by the party or parties to be bound.

5.5   COSTS

      Each party will pay its reasonable legal costs and expenses in connection with the preparation, execution and completion of this deed.

5.6   SUPERVENING LEGISLATION

      Any present or future legislation which operates to vary the obligations of a party in connection with this deed with the result that another party's rights, powers or remedies are adversely affected (including, by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

5.7   COUNTERPARTS

      This deed may be executed in counterparts. All counterparts when taken together are to be taken to constitute one instrument.

6     GOVERNING LAW

6.1   GOVERNING LAW

      This deed is governed by the law in force in Queensland, Australia. Each party submits to the non-exclusive jurisdiction of the courts of that place.

6.2   JURISDICTION

      Each party submits to the non-exclusive jurisdiction of the courts of the place specified in the Details and courts of appeal from them. Each party waives any right it has to object to an action being brought in those courts including, without limitation, by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

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

6.3   SERVING DOCUMENTS

      Without preventing any other method of service, any document in an action may be served on a party by being delivered or left at that party's address in the Details.

7     INTERPRETATION

7.1   DEFINITIONS

      This meaning applies unless the contrary intention appears:

      CLAIM means any allegation, debt, cause of action, liability, claim, proceeding, suit or demand of any nature howsoever arising and whether present or future, fixed or unascertained, actual or contingent whether at law, in equity, under statute or otherwise and which either party has or may have against the other in connection with the cessation of the Officer's employment with the Company.

EXECUTED as a deed.

DATED: _____________________

[INSERT EXECUTION CLAUSES]

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

SHARE SALE AGREEMENT

Schedule 5 - Adjustment Statement

1     WORKING CAPITAL

1.1   CURRENT ASSETS

      Current assets (CA) shall be the sum of:

      -     cash

      -     receivables (less provision for bad and doubtful debts)

      -     Inventories

      -     materials and stores

      -     prepayments and other accruals;

      -     VAT input credits.

1.2   CURRENT LIABILITIES

      Current liabilities (CL) shall be the sum of:

      -     accounts payable;

      -     VAT output liabilities;

      -     provision for annual leave.

1.3   UNADJUSTED WORKING CAPITAL

      Unadjusted Working Capital (UWC) shall be determined as follows:

      UWC = CA - CL

1.4   WORKING CAPITAL

      Working Capital (WC) shall be determined as follows:

      WC = UWC - A - B

      Where:

      A = 2003 Profits

      B = Anticipated 2004 Profits.

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

2     ACCOUNTING POLICY FOR INVENTORY

      The quantity of Inventory will be determined at 11.59pm on the day before the Effective Date.

      The unit price of each item of Inventory will be determined according to whether that item of Inventory is:

      1.    Port Moresby (and 17% of deliveries to Lae): ULP, ADF & DPK;

      2.    Port Morseby: High Sulfur Fuel Oil;

      3. LCT Ports: Alotau, Wewak, Madang, Kavieng, Rabaul, Kimbe (and 83% of deliveries to Lae);

      The unit price of each item of Inventory will comprise:

            -     the relevant BASE COST

            -     plus a FREIGHT COMPONENT;

            -     plus INSURANCE & LOSS

      A.    BASE COST

      The Base Cost for each item of Inventory in paragraphs 1 to 4 above will be the sum of the following:

      (a)   applicable Marker;

      (b)   applicable premiums and discounts for quality and small parcels; and

      (c)   applicable payments for supply diseconomy and berth shift,

      as specified in the relevant Intra-Group Supply Agreements for that location.

      The applicable Marker shall be calculated from all relevant quotes published in the month of February.

      B.    FREIGHT COMPONENT

      (a) The Freight Component for each item of Inventory in paragraphs 1 and 2 above shall be as stipulated in the relevant Intra-Group Supply Agreements for that location.

      (b) The Freight Component for each item of Inventory in paragraph 3 above shall be the sum of the following:

            (i) the freight component stipulated in the relevant Intra-Group Supply Agreements for that location; plus

            (ii)

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

                  (A) the charter hire payable by the Company to the Vessel Owner under the Charterparty (being US$8150 per day) PLUS the cost of the fuel, towage and pilotage and all other costs and expenses (including agency fees, port charges, commissions, expenses of loading and unloading cargoes, canal dues and all other charges) payable by the Company (and not by the Vessel Owner) under the Charterparty; and

                  (B) any other costs relating to the voyages to be undertaken under the Charterparty, but not costs relating to the cargoes to be carried, which remain costs for the Vessel Owner's account.

      C.    INSURANCE & LOSS

      A fee for insurance & loss calculated as 0.40% of the sum of the Base Cost and the Freight Component.

      The Seller represents and warrants that any calculations in paragraphs A and B above which are required to be made in accordance with an Intra-Group Supply Agreement or a Charterparty shall be made in accordance with the terms of the applicable Intra-Group Supply Agreement or the Charterparty (as the case may be).

(C)Mallesons Stephen Jaques

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                                       72

SHARE SALE AGREEMENT

Schedule 6 - Bank accounts and signatories

Set out below is a list of each bank account of the Company.

1.    WESTPAC BANK PNG LTD - 2704466201 (LAE BASED)

Signatories:

-     Peter Diezmann

-     John Knox

-     Mark Youden

-     Jamie McNaught

-     Hulala Tokome

2.    BANK SOUTH PACIFIC LTD - 1000056450 (LAE BASED)

-     Peter Diezmann

-     Mark Youden

-     Jamie McNaught

-     Hulala Tokome

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                                       73

SHARE SALE AGREEMENT

Schedule 7 - General disclosures

Set out below are some general disclosures of which the Buyer is aware:

1.    GENERAL DISCLOSURES

      (a) the contents of this agreement, all documents referred to in it, and all transactions, acts and events contemplated by this agreement; and

      (b) the constitution of the Company and all matters contained or referred to in it; and

      (c) all matters which would be revealed by inspection of the statutory books (including minute books) and registers of the Company; and

      (d) the Last Accounts and statutory accounts of the Company, the notes and all matters contained, referred to or which can be deduced from them; and

      (e) all information affecting the Company which would be available by a search, inspection or enquiry of any registry in Papua New Guinea at which information is available to the public; and

      (f) all agreements, arrangements, negotiations, proceedings or other matters with, affecting or relating to the Company to which the Buyer or any of its Related Entities was or is a party; and

      (g) all matters affecting or relating to the Company which are in the public domain; and

      (h) all information, correspondence and documents supplied by the Seller to the Buyer up to, and including, the Transfer Date, including but not limited to the contents of, and all matters referred to in Disclosure Material (Data Room) and the Disclosure Material (Supplementary) to the extent that it is accurate and not misleading in any material respect.

2.    SPECIFIC DISCLOSURES

      Without limiting the preceding paragraphs, the following matters are specifically disclosed. The headings and paragraph references relate to specific Seller Warranties in part A of schedule 1. These references are for convenience only and do not restrict the general application of the disclosure to all the Seller Warranties.

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                                       74

5.6   SHARE OPTION SCHEMES

      The Company has in previous years participated in a share option scheme. Under that scheme, employees of the Company have an opportunity, in or around July of each year, to purchase shares in BP Plc. The Company matches the acquisitions made by the employees.

      The Company has no outstanding obligations in relation to the last time the employees were given an opportunity to acquire shares in BP Plc. The Company's involvement in the scheme is discretionary.

7.3   GUARANTEES AND OTHER OBLIGATIONS

      The Company has given the following guarantees, letters of comfort, indemnities or security interests which are not disclosed in the Last
      Accounts:

      - an indemnity to ANZ Banking Group (PNG) Limited in respect of a credit card facility for amounts outstanding under the corporate credit cards. The credit cards have no individual credit card limits;

      - a guarantee to Westpac Bank PNG Ltd for an amount of PNG kina 500,000 in respect of the overdraft facility with Westpac Bank PNG Ltd;

      - a bond lodged with Inland Revenue Commission bond to secure excise duty payments for an amount of PNG kina 190,000.

10    PREMISES

      The Company does not currently hold certificates of title for the following Premises:

      -     Alotau depot

      -     Kimbe depot

      -     Lae terminal

      -     BP North Waigani

      -     BP Star

11    MATERIAL CONTRACTS

      The Company is currently in the process of negotiating the following contracts:

      CUSTOMER FUEL SUPPLY

      -     contract for the supply of fuel and lubricants with Nawae
            Construction Ltd

      - contract for the supply of fuel and lubricants with Stettin Bay Lumber Co Ltd

      - contract for the supply of fuel and lubricants with Garamut Enterprises Ltd

      SERVICE STATION - RESELLER

      -     contract re Jimmy Valley S/S with Jimmy Valley Traders

      -     contract re BP Alotau with Inpala Enterprises Ltd;

      SERVICE STATION - LESSEES - COMPANY OWNED/ DEALER LEASED

      -     lease of BP North Waigani with Parks & Partners Pty Ltd;

      -     lease of BP Lawes Road with Raina No 10 Ltd;

      -     lease of BP Badilli with Kilbah No 10 Ltd;

      -     lease of BP Madang Longreach with JK Lim.

12.1  CURRENT ACTIONS

      The Company is a party to a number of debtor recovery actions which it considers to be in the ordinary course of business.

17.2  TAX DISPUTE

      The Company is currently in dispute with Rabaul office of the IRC. This issue relates to customs division of the IRC claiming that incorrect documents were filled in prior to fuel leaving the Rabaul terminal through bunkering and a number of cases where they claimed unregistered PNG vessels were used to ship fuel within PNG.

      The Company maintains that the relevant documents complied with relevant customs regulations and all documents were stamped and signed by a customs official at the relevant times. The Company has admitted to a small number of incorrect payments and the differences has been paid, thus reducing the amount claimed by customs to PNG kina 650,000.00.

17.4  DEDUCTIONS

      The Company has not received income tax assessments for the tax years 2001, 2002 and 2003.

      In relation to the tax years 2001 and 2002, the Company has made provisional tax payments for income tax equal to its estimated liability for income tax for the tax years 2001 and 2002.

      In relation to the tax year 2003, the Company has made provision of PNG kina 6,097,000 in the Last Accounts. This represents the estimated liability for income tax in respect of the estimated taxable income of the company for the tax year 2003, net of provisional tax payments made during the tax year 2003.

17.12 TAX AUDIT

      The Company has been requested to provide documentation assisting the IRC in conducting a compliance audit for the 2001 financial year. To date we have provided information as requested by the IRC through PricewaterhouseCoopers. The Company has not received other requests/irregularities in relation to the 2000 financial year.

SHARE SALE AGREEMENT

Schedule 8 - Dividend resolutions - clauses 5.8 and 5.10

      COMPANY -

      PART 1

      "Resolved, in accordance with the company's constitution, to declare a final dividend, payable to shareholders of the company registered as such on 29 February 2004 in proportion to their shareholdings, between nine and twelve months after 1 March 2004, of PNG kina [deleted for confidentiality]."

      PART 2

      "Resolved, in accordance with the company's constitution, to declare an interim dividend, payable on or before the Transfer Date, to shareholders of the company registered as such on 29 February 2004 in proportion to their shareholdings of PNG kina [deleted for confidentiality]"

(C)Mallesons Stephen Jaques

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                                       78

SHARE SALE AGREEMENT

Schedule 9 - Services Agreement (clause 3.1(a))

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

SHARE SALE AGREEMENT

Schedule 10 - Share Security (clause 3.1(b))

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

                      SHARE SALE AGREEMENT

                      Schedule 11 - notices (clause 13.2)

                                            SELLER

                       Address              c/o BP Australia Pty Ltd
                                            360 Elizabeth Street
                                            Melbourne VIC 3000
                                            AUSTRALIA

                       Telephone            + 61 3 9268 1111

                       Fax                  + 61 3 9268 4662

                       Attention            Company Secretary

                                            GUARANTOR

                       Address C/- InterOil Australia Pty Ltd Suite 2, Level 2, Orchid Plaza 79 Abbott Street
                                            Cairns QLD 4870
                                            AUSTRALIA

                       Telephone            + 61 7 4046 4600

                       Fax                  + 61 7 4031 4565

                       Attention            General Manager Distribution

                                            BUYER

                       Address              C/- Harry B Sands, Lobosky & Company
                                            Shirley House
                                            50 Shirley Street
                                            PO Box N-7123
                                            Nassau
                                            THE BAHAMAS

                       Telephone            + 1 242 323 1317

                       Fax                  + 1 242 323 1318

                       Attention            Secretary

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

                                            COMPANY (BEFORE TRANSFER DATE)

                       Address              Speybank Street
                                            Lae
                                            PAPUA NEW GUINEA

                       Telephone            + 675 473 7700

                       Fax                  + 675 472 3556

                       Attention            General Manager

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

                         Schedule 12 - Promissory Note

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                                       83

               Schedule 13 - Enforceability opinion (clause 4.3(e)

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                                       84

                 Schedule 14 - Dispute Resolution (clause 9.19)

1     DISPUTE RESOLUTION

      Any Relevant Dispute shall be resolved in accordance with the process and procedures outlined in this Schedule 14.

2     NOTICE OF DISPUTE

      In the event of a Relevant Dispute occurring, either the Seller or the Buyer may serve notice on the other.

3     CONTENTS OF NOTICE OF DISPUTE

      The party referring the Relevant Dispute to dispute resolution in accordance with this schedule shall give notice to the other party stating that the matter is referred to dispute resolution in accordance with this schedule 14 and must contain information that sets out succinctly the issues and relevant circumstances that are subject of the Relevant Dispute and provides details of why the notice or estimate (as applicable) is disputed.

4     REPLY TO NOTICE OF DISPUTE

      The recipient of the notice of a Relevant Dispute must, within 7 days of receipt of the notice of a Relevant Dispute, reply in writing to the other party setting out succinctly the recipient's response to the matters set out in the notice of Relevant Dispute and any additional matters the recipient consider necessary.

5     REFERENCE TO AN INDEPENDENT EXPERT

      If, following reply to the notice of dispute referred to in paragraph 5 of this Schedule 14, any part of the Relevant Dispute is not resolved, either party may refer the Relevant Dispute to an independent expert for determination.

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

6     APPOINTMENT OF INDEPENDENT EXPERT

6.1   AGREED APPOINTMENT

      An independent expert appointed to determine a Relevant Dispute shall be an experienced environmental consultant from a reputable firm of environmental consultants in Queensland, Australia and shall be appointed by joint agreement of the Seller and Buyer.

6.2   FAILURE TO AGREE

      Failing agreement on the appointment of an independent expert within 10 Business Days, either party may refer the matter to the by the president or equivalent for the time being of the Australian Contaminated Land Consultants Association, requesting that they nominate an independent expert in respect of the Relevant Dispute.

6.3   REFERRAL REQUIREMENTS

      When either party refers the Relevant Dispute to the Australian Contaminated Land Consultants Association the referral must outline the nature of the Relevant Dispute and request that an independent expert be appointed as soon as practicable to determine the Relevant Dispute.

6.4   NOMINATION BINDING

      The Seller and Buyer each agree that the person appointed as the independent expert by the Australian Contaminated Land Consultants Association is final and not reviewable by the Seller or Buyer.

7     ROLE OF INDEPENDENT EXPERT

7.1   SUBMISSIONS IN WRITING

      Within 7 Business Days of appointment by the Australian Contaminated Land Consultants Association the independent expert shall require the Seller and Buyer to submit in writing their respective arguments in respect of the Relevant Dispute. The independent expert shall, in his or her absolute discretion, consider whether any oral submissions are necessary in order to resolve the matter.

7.2   POWERS OF INDEPENDENT EXPERT

      The independent expert shall have the power to open up, review and revise any opinion, certificate, instruction, determination or decision of whatever nature given or made in connection with a Relevant Dispute.

7.3   DOCUMENTATION

      All information, data or documentation disclosed or delivered by the Seller or Buyer to the independent expert in consequence of or in connection with his or her appointment as an independent expert shall be treated as confidential. The independent expert shall not, except as otherwise permitted by Clause 14 (Confidential Information), disclose to any person or company any such

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

      information, data or documentation and all such information, data or documentation shall remain the property of the party disclosing or delivering the same and all copies shall be returned to such party on completion of the independent expert's work.

7.4   INDEPENDENCE

      The independent expert must not have a direct or indirect personal interest in the outcome of the decision or determination that he or she is required to make.

8     PROVISION OF ASSISTANCE TO INDEPENDENT EXPERT

      The Seller and Buyer must supply the independent expert with any information, assistance and co-operation which the independent expert requests in connection with the Relevant Dispute.

9     DECISION OF INDEPENDENT EXPERT

9.1   WRITTEN DECISION

      The independent expert shall provide to both the Seller and Buyer his or her written decision on the matter within 28 days of receiving both the Seller's and Buyer's arguments. The independent expert shall state reasons for his or her decision and both the Seller and Buyer shall give effect to the decision.

9.2   EXPERT AND NOT AN ARBITRATOR

      The independent expert is an independent expert, not an arbitrator. The independent expert's decision is final and binding on the parties, except in the case of a manifest error.

10    LIABILITY OF INDEPENDENT EXPERT

      The independent expert is not liable for anything done or omitted in the discharge or purported discharge of his or her functions as independent expert unless the act or omission is in bad faith. Any employee or agent of the independent expert is similarly protected from liability.

11    REMUNERATION OF INDEPENDENT EXPERT AND PARTIES COSTS

      The independent expert's costs shall be borne as the independent expert shall specify or, in default, equally by the Seller and Buyer. The Seller and Buyer shall bear its own costs arising out of any Relevant Dispute referred to an independent expert, including legal costs and the costs and expenses of any witnesses.

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                                       87

                Schedule 15 - Premises - Definition of "Premises"

        TERMINALS/DEPOTS                           ADDRESS                    TYPE OF LEASE
-------------------------------         ---------------------------------    ----------------
Alotau Depot                            Allotment 5 Section 43 - Alotau      State Lease

Daru Depot                                                                   Commercial Lease

Goroka Depot                            Allotment 3 & 4 Section 53 -         State Lease
                                        Goroka, Eastern Highlands

Kanundi Terminal                        Portion 103 Granville, Port          State Lease
                                        Moresby, Central Province

Kavieng Depot                           Allotment 1 Section 45 - Kavieng,    State Lease
                                        New Ireland Province

Kerema Depot                            Allotment 15 Section 10 - Kerema     State Lease

Kimbe Depot                             Allotment 3 Section 57 - Kimbe       State Lease

Lae Terminal                            Allotment 23 Section 34 - Lae        State Lease

Madang Depot                                                                 Commercial Lease

Mt Hagen Depot                          Portion 849 Dobel, Formil - Mt       State Lease
                                        Hagen, Western Highlands

Rabaul Depot                            Portion 928 Blanch, Rabaul - East    State Lease
                                        New Britain

Wewak Depot                             Allotment 8, 9 & 10 Section 36,      State Lease
                                        Wewak, East Sepik - Wharf Road

SERVICE STATIONS                                      ADDRESS                TYPE OF LEASE
----------------                                      -------                -------------
BP Badilli                              Allotment 17 Section 6, Port         State Lease
                                        Moresby, Central Province

BP Boroko                               Allotment 1 Section 16, Boroko,      State Lease
                                        Central Province

BP Lawes Road                           Allotment 10 & 11, Section 36        State Lease
                                        Granville, Port Moresby

BP Madang                               Madang Town                          Commercial Lease

BP Waigani                              Allotment 7 Section 36, Hohola,      Commercial Lease
                                        Waigani Drive

BP North Waigani                        Allotment 124 Section 41, Hohola,    State Lease
                                        Port Moresby

BP Star                                 Allotment 11 Section 5, Lae          State Lease

    OFFICE                                          ADDRESS                    TYPE OF LEASE
    ------                                          -------                    -------------
Ela Beach Office                        Office C2.2, Ela Beach Tower,        Commercial Lease
                                        Ela Beach Road, Port Moresby

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

COMPOUNDS                                           ADDRESS                    TYPE OF LEASE
---------                                           -------                    -------------
9 Mile Compound                         Portion 489, Milinch of Lae, Fourmil   State Lease
                                        of Markharr (9 Mile)

Oak Street Compound                     Allotment 11, Section 79, Lae-         State Lease
                                        Morobe Province (Eriku)

Swallow Street Compound                 Allotment 21, Section 51, Lae-         State Lease
                                        Morobe Province (China Town)

Walnut Street Compound                  Allotment 2 & 3, Section 77, Lae -     State Lease
                                        Morobe Province (Boundary Road)

ACCOMMODATION                                       ADDRESS                    TYPE OF LEASE
-------------                                       -------                    -------------
Windward Apartments                     Unit 8.2, Windward Apartments,         Property Lease
                                        Kermadec St, Port Moresby

2 Bedroom Unit - E. Gosik               Bowerbird Street, Unit 4               Property Lease

Hostel Unit - S. Samuel                 Papuan Compound, Lae                   Property Lease

Town Unit - A. Maineke                  Klinki Street, Unit 3                  Property Lease

3 Bedroom Unit - N. Alickson            Madang Town                            Property Lease

3 Bedroom Unit - T. Palat               Alotau Town                            Property Lease

3 Bedroom House - P Matang              Goroka Town                            Property Lease

3 Bedroom Town Unit - V. Oda            Eagle Street, Lae                      Property Lease

Hostel Unit - A Misake                  Cassowary Road                         Property Lease

2 Bedroom Unit - M. Akura               Goroka Town                            Property Lease

1 Bedsitter Unit - J Emmanuel           Gordons Drive                          Property Lease

2 Bedroom Unit - J. Damin               Bowerbird Street, China Town           Property Lease

2 Bedroom Unit - B. Kila                China Town                             Property Lease

3 Bedroom Town House - S. Sorua         Eagle Street, Lae                      Property Lease

3 Bedroom House - H Patais              Wewak Town                             Property Lease

3 Bedroom Town House - S. Mou           Taun Street                            Property Lease

Town Unit - P Tumatui                   Kinki Street, Unit 2                   Property Lease

3 Bedroom Unit - S. Simbiken            Korobosea Town Units                   Property Lease

4 Bedroom House - T. Faite              Cassia Crescent                        Property Lease

3 Bedroom Taun House - T. Yip           Weybank Street                         Property Lease

3 Bedroom House - M. Tunusau            Morata                                 Property Lease

3 Bedroom House - J. Joseph             Kavieng Town                           Property Lease

3 Bedroom House - T. Biuna              Gordons Drive                          Property Lease

3 Bedroom House - M. Apusae             Kimbe Depot                            Property Lease

3 Bedroom House - D. Yambuium           Waigani                                Property Lease

3 Bedroom Unit - T Uruaka               Klinki Street                          Property Lease

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                                       89

3 Bedroom Unit - T. Pokaran             Boroko                                 Property Lease

3 Bedroom House - A. Aihi               Parer Street, Lae                      Property Lease

3 Bedroom House - T. Gabuogi            Kokopo, Rabaul                         Property Lease

1 Bedroom Apartment - J Aroga           China Town                             Property Lease

3 Bedroom House - P. Yalehan            Lae                                    Property Lease

3 Bedroom house - D. Kaputin            Lae                                    Property Lease

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                                       90

Schedule 16 - Material Contracts - Definition of "Material Contracts"

     PARTY CONTRACTING WITH BP                                               DATE OF
      PAPUA NEW GUINEA LIMITED             DESCRIPTION OF CONTRACT           CONTRACT
------------------------------------  ----------------------------------  ----------------
1. FUEL SUPPLY - INTO COUNTRY

BP Refinery (Bulwer Island) Pty Ltd   Supply of diesel, kerosene and ULP  1 July 2003
                                      from Bulwer Refinery to PNG

BP Australia Pty Ltd                  MR supply of diesel, kerosene and   1 January 2004
                                      ULP from Shell

BP Singapore Pte Ltd                  Supply of high sulphur Fuel Oil to  1 August 2003
                                      Port Moresby

2. COMMERCIAL FUEL SUPPLY

Alotau International Hotel Ltd        Supply of fuel and lubricants       1 June 2001

Cheongs Supermarket Ltd               Supply of fuel and lubricants       31 December 2002

Currimundi Ltd                        Supply of fuel and lubricants       25 March 2002

Emirau Marine Products Ltd            Supply of fuel and lubricants       17 June 2002

Hanjung Power Pty Ltd                 Supply of high sulphur Fuel Oil to  28 August 1997
                                      the HPL Kanudi power station

Homeguard Ltd                         Supply of fuel and lubricants       8 March 2002

K.K. Kingston Ltd                     Supply of fuel and lubricants       27 February 2004

Lae Builders & Contractors Ltd        Supply of fuel and lubricants        20 June 2003

Mainland Holdings Ltd                 Exchange of letters

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

Masiruna Ltd                          Supply of fuel and lubricants       16 August 2001

Mountain Motors Ltd                   Supply of lubricants                2 May 2002

Nako Fisheries Ltd                    Supply of fuel and lubricants       30 June 2001

New Britain Palm Oil Ltd              Supply of fuel and lubricants       1 September 2001

Oil Search (PNG) Ltd                  Supply of fuel and lubricants       1 January 2001

PNG Cocoa and Coconut Research
Institute                             Supply of fuel and lubricants       25 May 2001

PNG Motors Ltd                        Supply of fuel and lubricants for   1 June 2001
                                      PNG Motors Lae & Kokopo

PNG Power Ltd                         Supply of diesel to power stations  1 July 2003

PNG Ready Mix Concrete Ltd            Supply of fuel and lubricants       8 June 2001

South Seas Tuna Corporation Ltd       Supply of diesel                    1 December 2003

Turama Forestry Industries Ltd        Supply of fuel and lubricants       7 November 2001

3. SERVICE STATION - RESELLER

Ambu Naiya Investments                BP Kimbe - Reseller Agreement       1 October 2003

Amuliba Trading Ltd                   BP Kapal - Reseller Agreement       15 November 2000

Big Rooster Ltd                       BP Lae Market - Reseller Agreement  24 October 2003

Henri Tioni                           BP Henri Tioni - Reseller Agreement 13 February 2002

Hila Holdings Pty Ltd                 Huon Gulf Service Station -         1 June 1993
                                      Reseller Agreement

Hungo Limited                         BP Wewak Autopoint - Reseller       16 June 2003
                                      Agreement

J & N Mavi Enterprises Ltd            BP Sagalau - Reseller Agreement     18 August 2003

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

Jopo Jemara Real Estate Ltd           BP Wara Simbu - Equipment Loan      18 August 1998
                                      Agreement

Kapmundu Investments Ltd              BP Wewak - Reseller Agreement       15 July 2003

Kona Trading Ltd                      BP Kona - Reseller Agreement        1 May 2001

Lapilo Coffee Plantations Ltd         BP Highway - Sale of Land and       24 May 1999
                                      Reseller Agreement

Lastop Services Ltd                   BP Lastop - Reseller Agreement      13 February 2002

Lumbalumba Investments Ltd            BP Lumbalumba - Reseller Agreement  6 July 2001

Mozup Plant Hire & Earthmoving        Mozup Service Station - Reseller    28 March 2001
                                      Agreement

PNG Motors Ltd                        PNG Motors Goroka - Reseller        1 June 2001
                                      Agreement

PNG Motors Ltd                        BP Eriku - Reseller Agreement       1 June 2001

Rapa Investments Ltd                  BP Kalaki - Reseller Agreement      2 April 2004

Skowhegan Ltd                         BP Skowhegan - Reseller Agreement   1 January 1999

Unigate Service Station               BP Unigate - Reseller Agreement     1 October 1998

W.M. Middleton                        Kulili Estate Service Station -     25 May 2000
                                      Reseller Agreement

Tim Wong trading as Wong Tim & Co     Voco Point Service Station -        10 February 1997
                                      Reseller Agreement

4. SERVICE STATION - COMPANY
OWNED/DEALER LEASED

Needilup Ltd                          Golden Rooster lease of building at 15 March 2002
                                      BP Boroko S/S

Nilasi Enterprises Ltd                BP Boroko                           13 October 2001

Nilasi Enterprises Ltd                BP Waigani                          1 October 2001

Parks & Partners Ltd                  BP North Waigani                    1 October 2001

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

5. ROAD CARTAGE

CarTrans Ltd                          Road cartage in Wewak               12 May 2003

Morobe Customs & Cartage Ltd          Road cartage in Lae                 1 February 1996

Myna Trucking Ltd                     Road cartage in Madang              1 January 1998

Port Moresby Transport Ltd            Road cartage in Port Moresby        1 February 2001

6. SHIPPING

The Vessel Owner and BP Shipping Ltd  Short term (4-8 months) charter of  1 January 2004
(as agent for the Company)            the Essberger Pilot fuel tanker

7. GENERAL SERVICES

BP Australia  Pty Ltd                 DCT - Petrolink system licence
                                      support

BP Refinery (Bulwer Island) Pty Ltd   Laboratory and technical support

EXSIF Worldwide Inc                   Isotainer Lease for Oil Search      1 January 2001
                                      Contract

Protect Security Ltd                  Exchange of Letters.  Security of   26 November 2003
                                      BP facilities around PNG.

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                                       94

Schedule 17 - Sites - Definition of "Sites"

                                  UNDERGROUND  SIZE OF TANK  OWNER AND
             LOCATION                 TANK     (IN LITRES)   OPERATOR
--------------------------------  -----------  ------------  ---------
HIGHLANDS

1. GOROKA DEPOT

East West Transport               Yes          30,000
                                               15,000
                                               10,000

Pagini Transport                  Yes          30,000

2. KENMORE RETAIL SITES

PNG Motors Ltd - D/Way S/Stn GKA  Yes          40,000        DODO
                                               20,000

PNG Motors Ltd - Hagen S/Stn      Yes          30,000        DODO
                                               20,000(x 2)

3. MT HAGEN DEPOT

Waghi MEK                         Yes          25,000
                                               10,000

MOMASE

4. LAE TERMINAL

BP Huon Gulf S/Stn                Yes          30,000        DODO
                                               10,000(x 4)
                                               5,000

BP Star S/S-Pamo General          Yes          15,000        CODO
Supplies                                       10,000(x 2)
                                               5,000(x 2)

BP Voco Point S/Stn               Yes          10,000(x 4)   DODO

BP Buambub 10 Mile                Yes          35,000(x 2)   DODO
                                               10,000

Avis Rent A Car - Lae Inter       Yes          5,000
Hotel

GP Motors                         Yes          5,000

KK Kingston                       Yes          15,000
                                               10,000

Morobe Pharmacy                   Yes          5,000(x 2)

PNG Forest Products               Yes          5,000

PNG Ready mix                     Yes          5,000

Seeto Kui                         Yes          5,000
                                               2,000

Taraka Bakery                     Yes          10,000

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

Telikom                           Yes          15,000

Wau Alluvial Mining               Yes          10,000(x 2)

PNG Defence Force                 Yes          10,000(x 2)

Lae Terminal - Maintenance        Yes          20,000
                                               13,600

5. MADANG DEPOT

BP Dylup S/Stn - Fuel             Yes          10,000(x 2)   DODO
                                               5,000(x 2)

BP Sagalau S/Stn                  Yes          10,000(x 2)   DODO
                                               5,000(x 2)

JKT Lim T/A BP Madang S/Stn       Yes          20,000(x 2)   CODO
                                               15,000(x 2)

CCRI - Madang                     Yes          20,000

6. WEWAK DEPOT

Wewak Depot (S/Stn)               Yes          5,000(x 3)

7. KENMORE RETAIL SITES

PNG Motors Ltd - Lae Eruku S/Stn  Yes          25,000        DODO
                                               20,000
                                               15,000(x 2)
                                               10,000

PAPUA

8. PORT MORESBY TERMINAL

BP Badili                         Yes          20,000(x 2)   CODO
                                               10,000(x 2)

BP Boroko                         Yes          35,000        CODO
                                               30,000
                                               20,000
                                               9,000(x 2)
                                               4,500

BP Lawes Rd S/Stn                 Yes          30,000(x 2)   CODO
                                               18,000
                                               10,000(x 2)

BP North Waigani S/Stn            Yes          18,000        CODO
                                               10,000
                                               5,000

BP Waigani S/Stn                  Yes          30,000        CODO
                                               27,000
                                               10,000(x 2)
                                               4,500(x 2)

Brain Bell - POM                  Yes          10,000

Bensbach Wild Life                Yes          10,000

Boroko Motors                     Yes          10,000

Cape Rodney Agri Dev              Yes          18,000(x 2)
                                               15,000
                                               10,000
                                               5,000

Hightec Industries                Yes          5,000(x 2)

Holy Spirit College - Bomana      Yes          2,000

Ilimo Park Station                Yes          27,000

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

                                               13,000
                                               1,000

JJ Wholesalers                    Yes          5,000

Kayco Electrics                   Yes          5,000

Kupiano S/Stn                     Yes          10,000
                                               5,000

Nationwide Rent A Car - Avis      Yes          10,000

Port Moresby Golf Club            Yes          4,500(x 2)

PNG Motors - POM                  Yes          18,000(x 2)
                                               4,500

Ramington                         Yes          5,000

PNG Ready Mix - POM               Yes          10,000
                                               5,000

Dept of Civil Aviation            Yes          5,000

Dept of Works                     Yes          10,000(x 5)

Mainohano High School             Yes          5,000

NBC - POM                         Yes          4,500

PNG National Parliament           Yes          10,000
                                               5,000

PNG DF                            Yes          10,000(x 2)
                                               9,000(x 2)

Plant and Transport (PooL)        Yes          5,000(x 2)

Royal PNG Constabulary            Yes          10,000(x 3)

9. ALOTAU

Alotau Stevedoring                Yes          5,000

Dept of Works - Alotau            Yes          25,000
                                               10,000

10. DARU

Baimuru Trading                   Yes          10,000
                                               5,000

TST - Daru                        Yes          10,000(x 3)

Daru - Depot                      Yes          20,000(x 2)
                                               5,000

11. KEREMA

Dept of Works - Kerema            Yes          2,000

NGI

12. KAVIENG DEPOT

BP Kavieng S/Stn - Depot          Yes          10,000        COCO

NFA - Kavieng                     Yes          10,000

13. KIMBE DEPOT

Hoskins High School - S/Stn       Yes          10,000(x 2)

14. RABAUL DEPOT

BP Malaguna S/Stn - T/A Lawana    Yes          5,000(x 2)
Limited

BP Konga - Rabaul Depot Front     Yes          5,000         COCO
                                               4,500(x 2)

BP Skowhegan S/Stn                Yes          5,000         DODO

BP Kokopo S/Stn - Rabaul          Yes          5,000(x 3)

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

Dept of Works                     Yes          10,000(x 4)

Nonga General Hospital            Yes          10,000

KEY:

DODO - dealer owned and dealer operated

CODO - company owned and dealer operated

COCO - company owned and company operated

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

Schedule 18 - Letter of comfort - Form of letter of comfort

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

Schedule 19 - Data room index

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                                       100

Signing page

DATED: [          ]

[INSERT EXECUTION CLAUSES]

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                                       102